Exhibit 10.23

Execution Version

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LOAN AGREEMENT

BY AND AMONG

PINSTRIPES, INC.,

as Borrower

SILVERVIEW CREDIT PARTNERS LP,

as Agent for the Lenders

and

THE LENDERS PARTY HERETO

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Section 5.	AFFIRMATIVE COVENANTS	13
5.1	Notices	13
5.2	Maintenance of Rights and Properties	13
5.3	Performance and Compliance with Material Contracts	13
5.4	Visits and Inspections	14
5.5	Taxes	14
5.6	Financial Statements and Other Information	14
5.7	Lender Calls	15
5.8	Compliance with Laws	16
5.9	Financial Covenants	16
5.10	Maintenance of Insurance	16
5.11	Covenant to Guarantee Obligations and Give Security	16
5.12	Further Assurances	17
5.13	Compliance with Environmental Laws	18
5.14	Post-Closing Actions	18
5.15	Convertible Notes	19

Section 6.	NEGATIVE COVENANTS	19
6.1	Fundamental Changes	19
6.2	Conduct of Business; Asset Transfers	20
6.3	Debt; Liens	20
6.4	Loans; Advances; Investments	21
6.5	Distributions	21
6.6	ERISA	22
6.7	Tax and Accounting Matters	22
6.8	Restrictive Agreements	22
6.9	Transactions with Affiliates	22
6.10	Amendments to Material Contracts	22
6.11	Prepayment of Debt	22
6.12	Sale-Leasebacks	22
6.13	Restrictions on Transfer of Material Intellectual Property	22
6.14	Amendments to Debt Documents	23
6.15	Liquor License Subsidiaries	23

Section 7.	EVENTS OF DEFAULTS; REMEDIES	23
7.1	Events of Default	23
7.2	Remedies	25
7.3	Cumulative Rights; No Waiver	26
7.4	Application of Payments	26

Section 8.	GENERAL PROVISIONS	27
8.1	Accounting Terms	27
8.2	Certain Matters of Construction	27
8.3	Power of Attorney	28
8.4	Notices and Communications	28
8.5	Performance of Obligors’ Obligations	29
8.6	Agent	29
8.7	Successors and Assigns	33
8.8	General Indemnity	33
8.9	Interpretation; Severability	33

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8.10	Indulgences Not Waivers	34
8.11	Modification; Counterparts; Electronic Signatures	34
8.12	Governing Law; Consent to Forum	34
8.13	Waiver of Certain Rights	34
8.14	Confidentiality	35
8.15	Board Observers	35
8.16	Equity Cure Right	36
8.17	Division/Series Transactions	37

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LOAN AGREEMENT

THIS LOAN AGREEMENT (together with all schedules and exhibits hereto from time to time, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, this “Agreement”) is entered into this 7th day of March, 2023, among PINSTRIPES, INC., a Delaware corporation, as borrower (the “Borrower”), SILVERVIEW CREDIT PARTNERS LP, a Delaware limited partnership, as Agent for the Lenders (in such capacity, and together with any successor agent, the “Agent”) and the financial institutions and other institutional investors from time to time party hereto as lenders (the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Terms Schedule or the Definitions Schedule annexed hereto, as applicable. All schedules and exhibits annexed hereto, as well as the Perfection Certificate, are incorporated herein and made a part hereof.

Section 1.	TERM LOANS AND TERMS OF REPAYMENT

1.1	Term Loans.

(a)            Subject to the terms and conditions of this Agreement, (i) each Tranche 1 Term Lender severally agrees to make a Tranche 1 Term Loan to the Borrower on the Closing Date in an amount equal to such Tranche 1 Term Lender’s Tranche 1 Term Loan Commitment and (ii) during the Tranche 2 Term Loan Availability Period, each Tranche 2 Term Lender severally agrees to make a Tranche 2 Term Loan to the Borrower from time to time on any Business Day, in an aggregate amount not to exceed at any time outstanding the amount of such Tranche 2 Term Lender’s Tranche 2 Term Loan Commitment; provided that after giving effect to such Term Borrowings, the Total Outstandings shall not exceed the Aggregate Commitments; provided further that each Tranche 2 Term Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than an aggregate amount of $1,000,000. Upon funding, the Tranche 2 Term Loans shall form a single tranche of Term Loans with the Tranche 1 Term Loan and shall be treated as one tranche hereunder in all respects. Requests for funding of a Tranche 2 Term Loan shall be given to the Agent by written notice (or telephonic notice promptly confirmed in writing) signed by an Authorized Officer of the Borrower, in the form of the Notice of Borrowing and at a place as may be required by the Agent, no later than 3:00 p.m. at least twenty (20) Business Days in advance of the requested borrowing. Notices received by Lender after 3:00 p.m. shall be deemed received on the next Business Day. Amounts borrowed under this Section 1.1(a) and repaid or prepaid may not be reborrowed and any amount drawn in respect of the Tranche 2 Term Loans may only be borrowed one time.

(b)            The proceeds of the Term Loans shall be used solely by the Borrower to (A) repay the Existing Indebtedness, (B) fund the Obligors’ growth initiatives, (C) pay fees and expenses incurred in connection with the foregoing, and (D) for general corporate purposes. In no event may the proceeds of the Term Loans be used to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any margin stock, as defined by Regulation U of the Board of Governors of the Federal Reserve System, or for any related purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Term Loans and interest accruing thereon shall be evidenced by the records of the Agent (including the Loan Account) and by the Note(s).

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1.2	Payments.

(a)            All payments with respect to any of the Obligations shall be made to the Agent for the account of the Lenders in United States dollars on the date when due, in immediately available funds, without any offset or counterclaim. Except where evidenced by Notes or other instruments made by the Borrower to a Lender specifically containing payment provisions in conflict with this Section 1.2 (in which event the conflicting provisions of such instruments shall govern and control), the Obligations shall be due and payable as follows:

(i)            On the last day of a Prepayment Period, the Borrower shall prepay an unpaid principal amount of the Term Loans equal to the Amortization Payment applicable to such Prepayment Period. Further, to the extent not previously paid, the aggregate unpaid principal amount of the Term Loans, plus accrued and unpaid interest (if any), and any fees and expenses payable in accordance with the terms of the Loan Documents, shall be due and payable immediately upon the Termination Date. For the avoidance of doubt, the Prepayment Premium shall not apply to any scheduled payment made pursuant to this Section 1.2(a)(i);

(ii)           Interest accrued on the principal balance of the Term Loans shall be due and payable on (x) the fifteenth (15th) day of each calendar month (each, an “Interest Payment Date”), in arrears, computed for the period from and including the previous Interest Payment Date (or the Closing Date, in the case of the first Interest Payment Date occurring after the Closing Date) to but excluding such Interest Payment Date, with the first Interest Payment Date after the Closing Date to occur on April 15, 2023; and (y) the Termination Date; and

(iii)          The balance of the Obligations requiring the payment of money, if any, shall be due and payable as and when provided in the Loan Documents, or, if the date of payment is not specified in the Loan Documents, within five (5) Business Days’ after receipt by the Borrower of written demand therefor.

(iv)	Mandatory Prepayments.

(A)            Immediately upon the occurrence of a Change of Control, the Borrower shall prepay all of the outstanding Obligations, plus the applicable Prepayment Premium, if any;

(B)            Immediately upon the receipt by any Obligor of any Net Proceeds from the incurrence of any Debt (other than Debt permitted to be incurred or issued pursuant to Section 6.3), the Borrower shall prepay the Obligations in an amount equal to 100% of the Net Proceeds from such incurrence of Debt plus the applicable Prepayment Premium, if any;

(C)            Immediately upon the occurrence of any asset dispositions (other than a Permitted Asset Disposition pursuant to clause (a) of the definition thereof) with Net Proceeds in excess of $250,000 in the aggregate in any Fiscal Year, the Borrower agrees to prepay the Obligations in an amount equal to 100% of the Net Proceeds from such asset dispositions (to the extent of such excess) plus the applicable Prepayment Premium, if any; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall have the option, upon notice in writing to the Agent, to reinvest all or any portion of such Net Proceeds, within one hundred eighty (180) days following receipt of same, to acquire assets useful in the Borrower’s business;

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(D)            Immediately upon any Obligor suffering an Event of Loss of any property with Net Proceeds in excess of $100,000 in the aggregate in any Fiscal Year, the Borrower shall prepay the Obligations in an amount equal to 100% of the Net Proceeds from such Event of Loss (to the extent of such excess) plus the applicable Prepayment Premium, if any; provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall have the option, upon notice in writing to the Agent, to reinvest all or any portion of such Net Proceeds, within one hundred eighty (180) days following receipt of same, to repair or replace the property damaged, lost, destroyed or taken in such Event of Loss or to otherwise acquire property useful in the Borrower’s business;

(E)            Each prepayment of the Obligations pursuant to the foregoing provisions of Section 1.2(a)(iv)(A)-(D) shall be applied in accordance with Section 1.7; and

(v)            The Borrower may voluntarily prepay, in whole or in part, the Obligations at any time upon not less than thirty (30) days’ (or such shorter period as maybe agreed to by the Agent in writing) written notice (which such notice may state that it is subject to the completion of certain conditions as specified therein, including, without limitation, the consummation of a sale of substantially all of the assets of, or all of the outstanding Equity Interests in, the Borrower or a refinancing of the Obligations hereunder, in which case such notice may be revoked by the Borrower (by written notice to the Agent on or prior to the specified effective date) if such conditions are not satisfied) to the Agent and the Lenders, plus the applicable Prepayment Premium, if any.

(b)            Whenever any payment of any Obligations shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day and interest thereon shall continue to accrue and shall be payable for the period pending receipt of the payment at the rate (or rates) otherwise applicable under this Agreement. If any amount applied to the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such amount had not been made or received. The provisions hereof shall survive the Termination Date and payment in full of the Obligations.

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(c)            Without limiting any other provision contained in this Agreement with respect to the payment of the Prepayment Premium in connection with the payment of all or any portion of the Obligations prior to the Prepayment Premium End Date, in the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Prepayment Premium End Date, for any reason, including (i) termination upon the election of the Agent or the Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Agent and the Lenders or profits lost by the Agent and the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Agent and the Lenders, the Borrower shall pay to the Agent and the Lenders, the Prepayment Premium, measured as of the date of such termination (it being understood, for the avoidance of doubt, that no Prepayment Premium shall be payable in connection with any payments made in accordance with Section 1.2(a)(i)).

1.3            Interest Rates. Each Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 15.00%. All interest chargeable under this Agreement shall be computed on the basis of the actual number of days elapsed in a year of 360 days. At any time that an Event of Default exists, upon written notice by the Agent to the Borrower, the principal amount of the Obligations outstanding shall bear interest at the Default Rate.

1.4            Fees and Reimbursement of Expenses. In addition to any other fees, expenses or other amounts payable by the Borrower to the Agent and/or the Lenders, including, but not limited to, those pursuant to Section 8.8:

(a)            The Borrower shall pay to the Agent for the account of itself or the Lenders, as applicable, the fees set forth in Item 5(a) of the Terms Schedule; and

(b)            The Borrower shall reimburse the Agent and each Lender for all Lender Expenses and all other expenses as set forth in Item 5(b) of the Terms Schedule.

All fees shall be fully earned by the Agent and each Lender, as applicable, when due and payable; except as otherwise set forth herein or required by applicable law, shall not be subject to rebate, refund or proration; are and shall be deemed to be for compensation for services; and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. All amounts chargeable to the Borrower under this Section 1.4 shall be Obligations secured by the Collateral, shall be payable on demand to the Agent or the Lenders, as applicable, and shall bear interest from the date such demand is made until paid in full at the rate applicable to the Term Loan from time to time.

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1.5            Maximum Interest. In no event shall the aggregate of all amounts that are contracted for, charged or received by the Agent and the Lenders pursuant to the terms of the Loan Documents and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any interest is charged or received in excess of the maximum rate allowable under applicable law (“Excess”), the Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to the Borrower, it being the intent of the parties hereto not to enter into a usurious or other illegal relationship. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein).

1.6            Loan Account; Account Stated. The Agent shall maintain for its books an account (the “Loan Account”) evidencing the Obligations resulting from the Term Loans, including the amount of principal and interest payable from time to time hereunder. Any failure of the Agent to make an entry in the Loan Account, or any error in doing so, shall not limit or otherwise affect the agreement of the Borrower to repay the Obligations in accordance with the Loan Documents. The entries made in the Loan Account shall constitute rebuttably presumptive evidence of the information therein, provided that if a copy of information contained in the Loan Account is provided to an Obligor, or an Obligor inspects the Loan Account at any time, then the information contained in the Loan Account shall be conclusive and binding on such Obligor for all purposes, absent manifest error, unless such Obligor notifies the Agent in writing within thirty (30) days after such Obligor’s receipt of such copy or such Obligor’s inspection of the Loan Account that it disputes the information contained therein.

1.7            Application of Payments and Collections. All payments pursuant to Sections 1.2(iv) and 1.2(v) shall be applied to the outstanding principal amount of Term Loans in the direct order of maturity. All payments pursuant to the first sentence of Section 1.2(a)(i) shall be applied to the outstanding principal amount of the Term Loans to satisfy any Amortization Payments. Any payments of interest, fees, costs and expenses shall be applied to satisfy such obligations. All other payments and collections received at any time hereafter against the Obligations not otherwise specified in this Section 1.7 shall be applied as directed by the Borrower; provided that if the Borrower has not specified the manner in which such funds are to be applied, the Agent may apply such funds in a manner it deems advisable.

1.8            Collateral. All of the Obligations shall be secured by a continuing security interest and Lien upon the Collateral as and to the extent provided in the Security Agreement and the other Security Documents.

Section 2.	TERM AND TERMINATION

2.1            Term. Subject to the Lenders’ right to cease making Term Loans and other extensions of credit to the Borrower at any time on or after the Termination Date, each Lender’s Commitment shall become effective on the date of this Agreement (subject to satisfaction of the conditions set forth in Section 3 hereof) and shall expire on the Termination Date.

2.2	Termination; Effect of Termination.

(a)            Each Lender may terminate its Commitment, without notice, at any time that an Event of Default exists. Such Commitment shall automatically terminate upon the occurrence of an Event of Default resulting from the commencement of an Insolvency Proceeding by or against the Borrower or any other Obligor.

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(b)            The aggregate Tranche 1 Term Loan Commitments shall be automatically and permanently reduced to zero on the Closing Date upon the making of the Tranche 1 Term Borrowing on the Closing Date (after giving effect thereto).

(c)            After giving effect to any Tranche 2 Term Lender’s funding of any Tranche 2 Term Loan on any date, such Tranche 2 Term Lender’s Tranche 2 Term Loan Commitment shall be permanently reduced by the principal amount of such Tranche 2 Term Loan without further action. Each Tranche 2 Term Lender’s Tranche 2 Term Loan Commitment shall terminate immediately and without further action on the Tranche 2 Term Loan Commitment Termination Date.

Section 3.	CONDITIONS PRECEDENT

3.1	Closing Conditions.

(a)            The obligation of each Lender to make a Term Loan on the Closing Date hereunder is subject to satisfaction or waiver by the Agent of the following conditions precedent:

(i)            the Borrower and each other Person that is to be a party to any Loan Document shall have executed and delivered each such Loan Document, all in form and substance satisfactory to the Agent;

(ii)            the Borrower shall cause to be delivered to the Agent the documents described in Item 7 of the Terms Schedule, each in form and substance satisfactory to the Agent;

(iii)            the Agent shall have received from the Borrower an executed Notice of Borrowing and such other information as the Agent requests in connection with the funding of the Term Loans on the Closing Date;

(iv)            no Default or Event of Default shall exist (whether before or after giving effect to the funding of the Term Loans on the Closing Date);

(v)            all representations and warranties made by any Obligor in any of the Loan Documents, or otherwise in writing to the Agent, shall be true and correct in all material respects (or, if already qualified as to materiality, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date;

(vi)            subject to Section 5.14, all actions necessary to establish the Agent will have a valid, first priority Lien (subject only to Permitted Liens) in the Collateral as required by law or the Loan Documents shall have been taken ;

(vii)            the Agent shall have received assurances, satisfactory to it, that no litigation is pending or threatened against any Obligor or any Collateral which the Agent determines may have a Material Adverse Effect;

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(viii)            the Agent and the Lenders shall have received all legal and business due diligence materials (including, without limitation, copies of any and all third party due diligence reports), and such materials shall be satisfactory to the Agent or such Lender, as applicable, in their sole discretion, and the Agent and the Lenders shall have completed their respective legal and business due diligence investigations with results satisfactory to the Agent or such Lender, as applicable, in their sole discretion; and

(ix)            the Borrower shall have satisfied such additional closing conditions as are set forth in Item 8 of the Terms Schedule.

(b)            The obligation of each Lender to make any Term Loans (including any Term Loans made on the Closing Date) is subject to the following conditions precedent:

(i)            the representations and warranties of the Obligors contained in Section 4 or any other Loan Document shall be true and correct in all material respects (or if already qualified as to materiality, in all respects) on and as of the date of such Term Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date;

(ii)            no Default or Event of Default shall have occurred and be continuing, or would result from the making of such Term Loan or from the application of the proceeds hereof;

(iii)            in respect of any Tranche 2 Term Loan, the Borrower or any other Obligor shall have opened a new Restaurant;

(iv)            the Agent shall have received from the Borrower an executed Notice of Borrowing in accordance with the requirements hereof; and

(v)            in respect of any Tranche 2 Term Loan, the Agent and Lenders shall have obtained prior written approval from their respective investment committees.

Each and every request by the Borrower for a Term Loan shall constitute a representation and warranty that the conditions specified in clauses (i) through (iv) of this Section 3.1(b) (as applicable) have been satisfied on and as of the date that each such Term Loan is made.

Section 4.	BORROWER’S REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to extend credit, the Borrower makes the following representations and warranties:

4.1            Existence and Rights; Predecessors. Each Obligor is an entity as described in the Perfection Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified or licensed to transact business in all places where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect; has the right and power to enter into and discharge all of its obligations under the Loan Documents, each of which constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject only to bankruptcy and similar laws affecting creditors’ rights generally; and has the power, authority, rights and franchises to own its property and to carry on its business as presently conducted. Except as may be otherwise described in the Perfection Certificate, during the five (5) year period prior to the date of this Agreement, no Obligor has been a party to any merger, consolidation or acquisition of all or substantially all of the assets or equity interests of any other Person and has not changed its legal status or the jurisdiction in which it is organized.

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4.2            Authority. The execution, delivery and performance of the Loan Documents by the Borrower and each other Obligor executing any Loan Document have been duly authorized by all necessary actions of such Person, and do not and will not violate any provision of law, or any writ, order or decree of any court or Governmental Authority or agency, or any provision of the Organizational Documents of such Person, and do not and will not result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of such Person pursuant to, any law, regulation, instrument or agreement to which any such Person is a party or by which any such Person or its respective properties may be subject or bound.

4.3            Litigation. Except as disclosed in writing to the Agent prior to the Closing Date, there are no actions or proceedings pending, or to the knowledge of any Obligor, threatened, against any Obligor before any court or administrative agency, and no Obligor has any knowledge or belief of any pending, threatened or imminent governmental investigations or claims, complaints, actions or prosecutions involving any Obligor, in each case, that would reasonably be expected to have a Material Adverse Effect. No Obligor is in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

4.4	Financial Condition; Disclosure.

(a)            All financial statements and information relating to the Borrower and the other Obligors which have been delivered to the Agent have been prepared in accordance with GAAP, unless otherwise stated therein, and fairly present the Borrower’s and each other Obligor’s financial condition, as applicable. There has been no material adverse change in the financial condition of the Borrower or any other Obligor since the date of the most recent of such financial statements submitted to the Agent. No Obligor has knowledge of any material liabilities, contingent or otherwise, that are not reflected in such financial statements and information. No Obligor has entered into any special commitments or contracts that are not reflected in such financial statements or is aware of any information that that would reasonably be expected to have a Material Adverse Effect. The Borrower and each other Obligor is, and after consummating the transactions described in the Loan Documents will be, Solvent.

(b)            No information provided by or on behalf of the Borrower or any other Obligor in any Loan Document or in any document, instrument or other writing furnished to the Lenders by or on behalf of any Obligor in connection with the transactions contemplated in any Loan Document, as of the date such information is provided, does or will contain any untrue material statement of fact, when taken as a whole, or will omit to state any such fact (of which any executive officer of any Obligor has knowledge) necessary to make the information provided by or on behalf of any Obligor not misleading in any material respect. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.5            Taxes. Each Obligor has filed all U.S. federal income and all other material tax returns that it is required to file, and has paid all Taxes shown on said returns as well as all Taxes shown on all assessments received by it to the extent that such Taxes are not being Properly Contested; and no Obligor is subject to any Tax Liens and has not received any notice of deficiency or other official notice to pay any Taxes that remain unpaid.

4.6            Material Agreements. No Obligor is a party to any agreement or instrument adversely affecting its business, assets, operations or condition, nor is any Obligor in default in the performance, observance or fulfillment of any material obligations, covenants or conditions contained in any such agreement or instrument where such default would reasonably be expected to have a Material Adverse Effect.

4.7            Title to Assets; Intellectual Property. Each Obligor has good title to its assets (including those shown or included in its respective financial statements) or leasehold title as to leased assets or rights as to licenses and the same are not subject to any Liens other than Permitted Liens. Each Obligor possesses all necessary Intellectual Property rights and licenses to conduct business as now operated, without any known conflict with the rights of others, including items described in the Perfection Certificate.

4.8            Compliance With Laws. Each Obligor and its respective properties, business operations and leaseholds are in compliance in all respects with all applicable laws, except such non-compliance which would not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect.

4.9            Business and Collateral Locations. Each Obligor’s chief executive office, principal place of business, office where such Obligor’s business records are located and all other places of business of such Obligor are as described in the Perfection Certificate; and, except as otherwise described in the Perfection Certificate, none of the Collateral is in the possession of any Person other than the applicable Obligor.

4.10            ERISA. Except as disclosed in writing to the Agent prior to the Closing Date, no Obligor has any Plan. No Plan established or maintained by any Obligor had, has, or is expected to have a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA), and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by any Obligor to be, incurred with respect to any such Plan by such Obligor. No Obligor is required to contribute to or is not contributing to a Multiemployer Plan and has no withdrawal liability to any Plan, nor has any reportable event referred to in Section 4043(b) of ERISA occurred that has resulted or could result in liability of any Obligor1; and no Obligor has any reason to believe that any other event has occurred that has resulted or would result in liability of any Obligor as set forth above.

1 NTD: To the extent a clean rep cannot be provided, a call will need to be scheduled with our ERISA specialist.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.11            Labor Relations. Except as disclosed in writing to the Agent prior to the Closing Date, neither any Obligor nor any of their respective Subsidiaries is a party to or bound by any collective bargaining agreement, management agreement or consulting agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Obligor’s or any of their respective Subsidiaries’ employees, or, to any Obligor’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

4.12            Anti-Terrorism Laws; Sanctions. Neither any Obligor nor any of their respective Affiliates is in violation of any anti-terrorism law, including (but not limited to) the PATRIOT Act, engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-terrorism law, including (but not limited to) the PATRIOT Act; or is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any anti-terrorism law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or (vi) a Person who is affiliated with a Person listed above. Neither any Obligor nor any of their respective Affiliates conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224. Each Obligor and each of its respective Affiliates is in compliance with Sanctions and with AML Laws. No Borrower will use the advances of the Term Loans or the proceeds thereof in violation of any Sanctions, otherwise make such funds available to any Sanctions Target, or use any part of the proceeds of the Term Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977. None of the Obligors, any of their Subsidiaries or any of their respective directors or officers, nor, to their knowledge, any of their respective Affiliates, employees or agents, is a Sanctions Target.

4.13            Capital Structure. As of the date hereof, the Perfection Certificate sets forth the correct name of each Obligor and each Subsidiary of each Obligor, its jurisdiction of organization and the percentage of its Equity Interests owned by such Obligor, the identity of each Person owning any Equity Interests of any Obligor, and the number or percentage of Equity Interests owned by each such Person. Each Obligor has good title to all of the Equity Interests it purports to own in each of its Subsidiaries, free and clear of any Lien other than Permitted Liens.

4.14            Perfection Certificate. All of the representations and warranties in the Perfection Certificate are true and accurate on the date of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.15            Accounts and Other Payment Rights. Each Account, Instrument, Chattel Paper, Payment Intangible and other writing constituting any portion of the Collateral in an amount exceeding $100,000 (a) is genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy or similar laws relating to creditors’ rights; (b) is not subject to any reduction or discount, defense, setoff, claim or counterclaim of a material nature against any Obligor except as stated on the invoice applicable thereto or as to which such Obligor has notified the Agent in writing; (c) is not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which any Obligor has notified the Agent in writing; (d) arises from a bona fide sale of goods or delivery of services in the Ordinary Course of Business and in accordance with the terms and conditions of any applicable contract or agreement; and (e) is free of all Liens other than Permitted Liens.

4.16            Validity, Perfection and Priority of Security Interests. The Liens in favor of the Agent provided pursuant to the Security Documents are valid and perfected first priority security interests in the Collateral (subject only to Permitted Liens), and all filings and other actions required by the Loan Documents to perfect the Liens on such Collateral have been taken on the Closing Date or shall be taken as promptly as practicable following the Closing Date.

4.17            Permits, Licenses and Other Approvals. The Borrower and each of its Subsidiaries have all power and authority, and have all permits, licenses, accreditations, certifications, authorizations, approvals, consents, notifications, certifications, registrations, exemptions, variances, qualifications and other rights, privileges and approvals required under applicable laws, to which any Obligor is subject, of all Governmental Authorities and other Persons necessary or required for it (a) to own the assets that it now owns, (b) to carry on its business as now conducted, and (c) to execute, deliver and perform the Loan Documents to which it is a party, except, in the case of the foregoing clauses (a) and (b), where the failure to obtain such permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements would not reasonably be expected to have a Material Adverse Effect.

4.18            No Broker Fees. Except as disclosed to the Agent by the Borrower on or prior to the Closing Date, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby. Each Obligor and each of its Subsidiaries agrees to indemnify the Agent and the Lenders against, and agrees that it will hold the Agent and the Lenders harmless from any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable and documented out of pocket attorneys’ fees) arising in connection with any such claim, demand or liability.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.19            Food Safety Laws. (a) The operations of each Obligor and each of its Subsidiaries are and have been in compliance in all material respects with all applicable Food Safety Laws, including obtaining, maintaining and complying with all permits, licenses, or other approvals required by any Food Safety Law; (b) in the five years prior to the date of this Agreement and on and after the Closing Date, no written notice, request for information, order, complaint or penalty has been received by an Obligor or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or threatened in writing which allege a violation of or liability under any Foods Safety Laws, in each case relating to an Obligor or any of its Subsidiaries which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (c) each Obligor’s and each of its Subsidiaries’ recordkeeping practices comply in all material respects with the requirements of the Food Safety Laws, including FDA regulations implementing the Public Health Security and Bioterrorism Preparedness and Response Act of 2002; (d) each Obligor and each of its Subsidiaries have practices in place intended to ensure continuing compliance with the safety and labeling requirements of applicable Food Safety Laws, including, to the extent applicable to such Obligor and its Subsidiaries, requirements related to sanitary transportation, supplier verification, hazard analysis and critical control points, food safety plans, food defense, current good manufacturing practices, sanitation standard operating procedures, temperature control, environmental monitoring, food additives, and menu labeling; (e) to the knowledge of each Obligor and each of its Subsidiaries, all of the food products produced or sold by the Borrower and each of its Subsidiaries (i) have been properly handled and stored and are properly manufactured, packaged and labeled and fit for human consumption or other intended use, (ii) are not and have not been adulterated, misbranded or otherwise violative within the meaning of the United States Federal Food, Drug, and Cosmetic Act as amended, and any regulations promulgated thereunder, or under any other Food Safety Laws, and (iii) bear and have borne all required warning statements and allergen declarations; (f) each Obligor and each of its Subsidiaries have, in a timely manner, filed with the applicable Governmental Authorities all required reports, including reports involving serious injury related by a reasonable probability to the consumption of any product; (g) no Obligor, nor any of its Subsidiaries have received notice from the FDA, TTB or any other Governmental Authority, or has knowledge, that there are any circumstances existing which would be reasonably likely to lead to any enforcement action or loss of, or refusal to renew, any permit, license, or approval related to the making of or sale of any food or alcohol product; and (h) there is not currently, and has not been during the past three (3) years preceding the Closing Date, nor is there under consideration or investigation by any Obligor or any of its Subsidiaries, any seizure, withdrawal, recall, suspension or detention of any product manufactured or sold by any Obligor or any of its Subsidiaries (a “Recall”) nor, to the knowledge of any Obligor or any of its Subsidiaries, is there any investigation or proceeding by the FDA, TTB, USDA, or any other Governmental Authority seeking any such Recall or enforcement action.

4.20            Environmental Compliance. The operations and properties of each Obligor and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Obligor or any of its Subsidiaries or any of their properties that would have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

There are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Obligor or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Obligor or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Obligor or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Obligor or any of its Subsidiaries.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Neither any Obligor nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Obligor or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Obligor or any of its Subsidiaries.

4.21            Senior Indebtedness. The Obligations constitute “senior indebtedness” (or a term of similar import) of the Obligors under any Debt permitted hereunder that is subordinated in right of payment or in right of collateral recovery, in each case, to the Obligations.

4.22            Liquor License Subsidiaries. None of the Liquor License Subsidiaries owns any material assets or property other than a liquor license.

4.23            Convertible Notes. The Borrower has complied with Section 1(b) of each of the Convertible Notes to the extent such Convertible Notes are outstanding.

Section 5.	AFFIRMATIVE COVENANTS

At all times prior to the Termination Date and payment in full of the Obligations, the Borrower covenants that it shall, and shall cause each of its Subsidiaries to:

5.1            Notices. Notify the Agent, promptly (and in any event, within three (3) Business Days) after any Obligor’s obtaining knowledge thereof, of (i) any Default or Event of Default; (ii) the commencement of any action, suit or other proceeding against, or any demand for arbitration with respect to, any Obligor (x) in which the amount of damages claimed is $250,000 or more or (y) in which the relief sought is an injunction or other stay of the performance of this Agreement or any other Loan Document; (iii) the occurrence or existence of any default or event of default by an Obligor under any agreement relating to Debt for money borrowed exceeding $250,000; (iv) any alleged violation in any material respect of any Food Safety Laws; or (v) any other event or transaction which has or would reasonably be expected to have a Material Adverse Effect.

5.2            Maintenance of Rights and Properties. Maintain and preserve all rights, franchises and other authority adequate, in all material respects, for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption; and maintain and preserve its existence.

5.3            Performance and Compliance with Material Contracts. At the expense of such Obligor or such Subsidiary, as applicable, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under all of its Material Contracts, to the extent the failure to perform or comply with such provisions, covenants and promises would be materially adverse to the Agent or the Lenders hereunder.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.4            Visits and Inspections. Permit representatives of the Agent, as often as may be reasonably requested (provided, so long as no Default or Event of Default exists, the Borrower shall have no obligation to reimburse the Agent for any costs and expenses for more than one visit per Fiscal Year), but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to the Borrower to: visit and inspect properties of the Obligors and each of their respective Subsidiaries; inspect, audit and make extracts from each Obligor’s Books, including all records relating to any Collateral; and discuss with each of its officers, employees and independent accountants Obligors’ and their respective Subsidiaries’ business, financial conditions, business prospects and results of operations.

5.5            Taxes. Pay and discharge all material Taxes prior to the date on which such Taxes become delinquent or any penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested. If requested by the Agent, each Obligor shall provide proof of payment or, in the case of withholding or other employee taxes, deposit funds required by applicable law and shall deliver to the Agent copies of all income tax returns (and amendments thereto) within thirty (30) days following the filing thereof.

5.6            Financial Statements and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP, consistently applied, reflecting all its financial transactions; and cause to be prepared and furnished to the Agent the following:

(i)            as soon as available and in any event within one hundred twenty (120) days (or one hundred eighty (180) days in the case of the Fiscal Year ending in April 2023) after the close of each Fiscal Year, audited balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a consolidated basis, certified without any going concern or other material qualification, by a firm of independent certified public accountants of recognized national standing selected by the Borrower but reasonably acceptable to the Agent (it being agreed that Ernst & Young shall be deemed to be acceptable to the Agent) and setting forth in each case in comparative form the corresponding consolidated figures for the preceding Fiscal Year;

(ii)            as soon as available and in any event within sixty (60) days after the close of each Fiscal Year, unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a consolidated basis, and setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure;

(iii)            as soon as available, and in any event within forty-five (45) days (or sixty (60) days in the case of the fiscal quarter ending March 31, 2023) after the close of each fiscal quarter of the Borrower, unaudited balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited statements of income and cash flow for such fiscal quarter and for the portion of the Borrower’s Fiscal Year then elapsed, on a consolidated basis, and setting forth in each case in comparative form the figures for the previous Fiscal Year and certified by the principal financial officer of the Borrower as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations of the Borrower and its Subsidiaries for such quarter subject only to changes from year-end adjustments and except that such statements need not contain notes;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iv)            as soon as available and in any event within thirty (30) days (or forty-five (45) days in the case of the fiscal month ending March 31, 2023) after the close of each fiscal month, (a) a monthly income statement and a calculation of EBITDA as of the end of such fiscal month, (b) a monthly consolidated cash balance report detailing the Borrower’s and its Subsidiaries’ cash balances as of the end of such fiscal month, and (c) a monthly report summarizing key performance indicators and operational performance figures to be reasonably requested by the Agent, in each case on a consolidated basis and setting forth in each case in comparative form the corresponding consolidated figures for the comparable fiscal month in the preceding Fiscal Year;

(v)            concurrently with the delivery of the financial statements described in clauses (i) and (iii) of this Section, or more frequently if requested by the Agent during any period that an Event of Default exists, a Compliance Certificate;

(vi)            copies of any material regular, periodic and special reports or registration statements or prospectuses which the Obligors file with any Governmental Authority;

(vii)            within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ending in April 2024), annual financial projections of the Borrower and its Subsidiaries for the following Fiscal Year on a consolidated basis, in form reasonably satisfactory to the Agent, of monthly and quarterly consolidated balance sheets and statements of income or operations and cash flows and detailing assumptions made in the build- up of such budget;

(viii)            all reporting with respect to the Collateral as provided in the Security Agreement and the other Security Documents; and

(ix)            promptly following any request therefor, (a) such other information regarding the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Obligors, or compliance with the terms of the Loan Documents, as the Agent or any Lender (through the Agent) may from time to time reasonably request, (b) information reasonably requested by the Agent regarding any planned or potential Restaurants, (c) information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws or (d) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

5.7            Lender Calls. Conduct quarterly conference calls with the management of the Borrower, the Agent and the Lenders to discuss the financial performance and operations of the Borrower and its Subsidiaries for the most recently ended fiscal quarter.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.8          Compliance with Laws. Comply with all applicable laws (including but not limited to the PATRIOT Act and the Food Safety Laws), and all other laws regarding the collection, payment and deposit of Taxes, and shall obtain and keep in full force and effect any and all governmental approvals necessary to the ownership of its properties or the conduct of its business and shall promptly report any non-compliance to the Agent, except, in each case, to the extent such non-compliance would not (if enforced in accordance with applicable law) reasonably be expected to result in a Material Adverse Effect.

5.9          Financial Covenants. Comply with all of the Financial Covenants.

5.10        Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, without limitation, business interruption insurance) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

5.11        Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Obligor or (z) the acquisition of any property by any Obligor, and such property, in the judgment of the Agent, shall not already be subject to a perfected first priority security interest in favor of the Agent for the benefit of the Lenders, then in each case at the Obligors’ expense:

(i)            in connection with the formation or acquisition of a Subsidiary, within thirty (30) days (or such later date as the Agent may agree in writing) after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Agent, guaranteeing the other Obligor’s obligations under the Loan Documents,

(ii)           within thirty (30) days (or such later date as the Agent may agree in writing) after (A) such request, furnish to the Agent a description of the real and personal properties of the Obligors and their respective Subsidiaries in detail reasonably satisfactory to the Agent and (B) such formation or acquisition, furnish to the Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail reasonably satisfactory to the Agent,

(iii)          within thirty (30) days (or such later date as the Agent may agree in writing) after (A) such request or acquisition of property by any Obligor, duly execute and deliver, and cause each Obligor to duly execute and deliver, to the Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to the Agent, securing payment of all the Obligations of such Obligor under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary, duly execute and deliver and cause such Subsidiary and each Obligor acquiring Equity Interests in such Subsidiary to duly execute and deliver to the Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance reasonably satisfactory to, the Agent, securing payment of all of the obligations of such Subsidiary or Obligor, respectively, under the Loan Documents,

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iv)            within thirty (30) days (or such later date as the Agent may agree in writing) after such request, formation or acquisition, take, and cause each Obligor and each newly acquired or newly formed Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.11, enforceable against all third parties in accordance with their terms,

(v)            upon the request of the Agent, within thirty (30) days (or such later date as the Agent may agree in writing) of such acquisition, formation or request, deliver to the Agent a signed copy of a favorable opinion, addressed to the Agent and the other Lenders, of counsel for the Obligors reasonably acceptable to the Agent as to (1) the matters contained in clauses (i), (iii) and (iv) above and (2) such other customary matters as the Agent may reasonably request;

(vi)            as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Agent in its sole discretion, to the Agent with respect to each parcel of real property owned or held by each Obligor and each newly acquired or newly formed Subsidiary, title reports, surveys and, to the extent available, engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Agent, provided, however, that to the extent that any Obligor or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Agent, and

(vii)            at any time and from time to time, promptly execute and deliver, and cause each Obligor and each newly acquired or newly formed Subsidiary to execute and deliver, any and all further instruments and documents and take, and cause each Obligor and each newly acquired or newly formed Subsidiary to take, all such other action as the Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

5.12            Further Assurances. Take such further actions as the Agent shall reasonably request from time to time in connection herewith to evidence or give effect to this Agreement and the other Loan Documents and any of the transactions contemplated hereby. Promptly after the Agent’s request therefor, the Obligors shall execute or cause to be executed and delivered to the Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other applicable law to perfect (or continue the perfection of) the Agent’s Liens upon the Collateral and shall take such other action as may be reasonably requested by the Agent to give effect to or carry out the intent and purposes of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.13            Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither any Obligor nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

5.14	Post-Closing Actions.

(a)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver a Control Agreement for each Deposit Account (other than any Excluded Account (as such term is defined in the Security Agreement)) maintained by any Obligor as of the Closing Date.

(b)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree its sole discretion), deliver to the Agent any and all endorsements for the applicable insurance policies, evidencing (i) the addition of the Agent and its successors and assigns, as additional insured and/or lender loss payee, as applicable, under the applicable insurance policies and (ii) that the Agent and its successors and assigns, will be given notice of any cancellation of each applicable insurance policy, in each case, in form and substance reasonably satisfactory to the Agent.

(c)            No later than ten (10) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver to the Agent original copies of the stock certificate representing 100% of the issued and outstanding Equity Interests of Pinstripes at Prairiefire, Inc. and related stock power, all in form and substance reasonably satisfactory to the Agent.

(d)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree its sole discretion), deliver to the Agent amended operating agreements for Pinstripes Hillsdale LLC and Pinstripes Illinois, LLC, incorporating “pledge” provisions reasonably satisfactory to the Agent.

(e)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree its sole discretion), deliver to the Agent evidence that all security interests in favor of CIBC Bank USA (formerly known as The Private Bank and Trust Company), on the Borrower’s intellectual property have been terminated and released in full.

(f)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver satisfactory evidence that all security interests and other liens granted to or held by Live Oak Banking Company shall have been released and discharged, including providing evidence satisfactory that UCC-3 termination statements have been filed and acknowledged by the relevant Secretary of State with respect to the following UCC- 1 financing statements: (i) file number 20172783642, filed on April 28, 2017, naming Pinstripes, Inc., as debtor, and Live Oak Banking Company, as secured party, (ii) file number 20178411615, filed on December 19, 2017, naming Pinstripes, Inc., as debtor, and Live Oak Banking Company, as secured party, (iii) file number 20180512430, filed on January 23, 2018, naming Pinstripes, Inc., as debtor, and Live Oak Banking Company, as secured party, (iv) file number 7388952, filed on March 5, 2018, naming Pinstripes at Prairiefire, Inc., as debtor, and Live Oak Banking Company, as secured party, (v) file number D217291433, naming Pinstripes, Inc., as debtor, and Live Oak Banking Company, as secured party, (vi) file number RP-2017-556887, naming Pinstripes, Inc., as debtor, and Live Oak Banking Company, as secured party, (vii) file number201803069011, naming Pinstripes, Inc., as debtor, and Live Oak Banking Company, as secured party, and (viii) file number 170615-1528008, naming Pinstripes, Inc., as debtor, and Live Oak Banking Company, as secured party.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(g)            No later than one (1) Business Day following receipt by the Borrower or any other Obligor (or such later date as the Agent shall agree in its sole discretion), deliver to the Agent a copy of the Articles of Organization of Pinstripes Hillsdale LLC as in effect on the Closing Date, including all amendments thereto, if any, certified by the Secretary of State of the State of California as of a recent date.

(h)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver to the Agent a file-stamped copy of the UCC- 3 termination statement terminating UCC-1 financing statement file number 20181957113 filed by American Express Bank, FSB on March 2, 2023.

(i)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver to the Agent evidence satisfactory that the UCC-3 amendment statement required to be filed pursuant to the terms of the Closing Date Subordination Agreement has been filed and acknowledged by the relevant Secretary of State.

(j)            No later than thirty (30) days after the Closing Date (or such later date as the Agent shall agree in its sole discretion), deliver to the Agent a file-stamped copy of the UCC- 3 termination statement terminating UCC-1 financing statement file number 20183128887 filed by Sysco North Texas, a Division of Sysco USA I, Inc. on May 8, 2018.

5.15            Convertible Notes. So long as any Convertible Note remains outstanding, the Borrower shall comply with Section 1(b) of such Convertible Note.

Section 6.	NEGATIVE COVENANTS

At all times prior to the Termination Date and payment in full of the Obligations, the Borrower shall not, and shall not permit any of its Subsidiaries to:

6.1            Fundamental Changes. Merge, reorganize, or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions (other than merger or consolidation of any Subsidiary of the Borrower with and into (a) the Borrower or (b) another subsidiary of Borrower that is an Obligor); change its federal employer identification number, organizational identification number or state of organization, its legal name or relocate its chief executive office or principal place of business without in each case having first provided thirty (30) days prior written notice to the Agent; amend, modify or otherwise change any of the terms or provisions in any of its Organizational Documents or the Organizational Documents of any of its Subsidiaries, except for changes that do not affect in any way such Obligor’s authority to enter into and perform the Loan Documents to which it is a party, the perfection of the Agent’s Liens on any of the Collateral, or its authority or obligation to perform and pay the Obligations; or create any Subsidiary other than in accordance with Section 5.11 or acquire all or substantially all of the assets or Equity Interests of another Person, except for Permitted Acquisitions.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.2            Conduct of Business; Asset Transfers. Sell, lease, transfer or otherwise dispose of any of its assets (including any Collateral) other than a Permitted Asset Disposition; suspend or otherwise discontinue all or any material part of its business operations; or engage in any business other than the business engaged in by it on the Closing Date and any business that is a reasonable extension thereof, including any business that is supplemental, complementary, incidental, ancillary or otherwise related to the business engaged in by it on the Closing Date (collectively, the “Core Business”), without the prior written consent of the Agent.

6.3            Debt; Liens. Create, incur or suffer to exist (i) any Lien on any of its assets other than Permitted Liens, or (ii) any Debt, including any guaranties or other contingent obligations, other than the following:

(a)	the Obligations;

(b)	the Permitted Second Lien Debt;

(c)            Debt for accrued payroll and Taxes incurred in the Ordinary Course of Business, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes, such Taxes are being Properly Contested;

(d)	the Permitted Capital Lease Debt;

(e)	Debt under performance, surety, statutory, appeal bonds or other similar bonds in the Ordinary Course of Business;

(f)            subordinated “mezzanine” Debt and/or preferred equity financing, so long as (i) no Default or Event of Default has occurred or would result from the incurrence of such Debt, (ii) such Debt is subordinated to the Obligations on subordination terms reasonably acceptable to the Agent in its sole discretion, (iii) such Debt matures no earlier than the ninety- first (91st) day after the Stated Maturity Date, and (iv) such Debt shall not have any scheduled principal payments or be subject to any mandatory prepayment, redemption or repurchase (other than customary change of control provisions) due prior to the date that is ninety-one (91) days after the Stated Maturity Date;

(g)	the Permitted Working Capital Facility;

(h)            additional unsecured Debt, so long as (i) no Default or Event of Default has occurred or would result from the incurrence of such Debt, (ii) such Debt is subordinated to the Obligations on subordination terms acceptable to Agent in its sole discretion, (iii) such Debt matures no earlier than the ninety-first (91st) day after the Stated Maturity Date, and (iv) the Total Net Leverage Ratio, as of the last day of the Measurement Period most recently ended, and calculated on a pro forma basis after giving effect to the incurrence of such Debt, shall not be greater than 2.00:1.00;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(i)            Debt in respect of credit cards, credit card processing services, debit cards, store value cards, commercial cards (including purchase cards, procurement cards or p- cards) of the Borrower entered into in the Ordinary Course of Business or in respect of netting services and overdraft protections in connection with deposit and other bank accounts entered into in the Ordinary Course of Business;

(j)            Debt as a result of the existence of any worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance or self- insurance claims, guaranties or similar obligations incurred in the Ordinary Course of Business (in each case other than for or constituting an obligation for money borrowed);

(k)            obligations (including reimbursement obligations in respect of letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and similar instruments and performance and completion guarantees and similar obligations incurred in the Ordinary Course of Business (in each case other than for or constituting an obligation for money borrowed);

(l)            Debt arising pursuant to appeal bonds or similar instruments required in connection with judgments that do not result in an Event of Default;

(m)	Debt consisting of the financing of insurance premiums incurred in the Ordinary Course of Business; and

(n)	Debt and Liens existing on the Closing Date and listed on Schedule 6.3.

6.4          Loans; Advances; Investments. Make any loans or advances or other transfers of property to any Person or make any capital contribution or other investment in any Person, except the following:

(a)	reimbursement of expenses to officers or employees in the Ordinary Course of Business;

(b)	transfers by a Subsidiary of the Borrower to the Borrower or to another Subsidiary of the Borrower that is an Obligor; and

(c)	transfers to the Lenders pursuant to the Loan Documents.

6.5            Distributions. Declare or make any Distribution, other than (a) Distributions by any Subsidiary of the Borrower to the Borrower and (b) Distributions by the Borrower to its direct holders of Equity Interests so long as (i) no Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to such Distribution and (ii) the Total Net Leverage Ratio, as of the last day of the Measurement Period most recently ended, and calculated on a pro forma basis immediately before and after giving effect to the making of such Distribution, shall not be greater than 2.00:1.00.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.6            ERISA. Withdraw from participation in, permit any full or partial termination of, or permit the occurrence of any other event with respect to any Plan maintained for the benefit of the Obligors’ employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such Plan; or withdraw from any Multiemployer Plan described in Section 4001(a)(3) of ERISA which covers the Obligors’ employees.

6.7            Tax and Accounting Matters. File or consent to the filing of any consolidated income tax return with any Person other than one of its Subsidiaries; make any significant change in accounting treatment or reporting practices, except as required by GAAP; or establish a fiscal year different than the Fiscal Year.

6.8            Restrictive Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower’s or the other Obligors’ obligations under this Agreement or the other Loan Documents, other than as set forth on Schedule 6.8 hereto.

6.9            Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the Ordinary Course of Business and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

6.10            Amendments to Material Contracts. Directly or indirectly, amend, modify, waive, terminate or supplement (or permit the modification, amendment, waiver, termination or supplement of) any Material Contract in any manner materially adverse to such Obligor or such Subsidiary or in any manner materially adverse to the Agent or the Lenders hereunder.

6.11            Prepayment of Debt. At any time, directly or indirectly, voluntarily prepay any Debt (other than the Obligations), or voluntarily repurchase, redeem, retire or otherwise acquire any Debt of any Obligor or any of its Subsidiaries, except (a) for any Obligor or any of its Subsidiaries may make any such prepayments by converting or exchanging any such Debt to Equity Interests (other than Disqualified Equity Interest) of the Borrower, and (b) to the extent permitted under the applicable intercreditor or subordination arrangement applicable thereto, if any, regularly scheduled principal and interest payments in respect of Debt permitted under Section 6.3.

6.12	Sale-Leasebacks. Directly or indirectly enter into a Sale-Leaseback Transaction.

6.13        Restrictions on Transfer of Material Intellectual Property. Directly or indirectly convey, sell, lease, assign, dispose of or otherwise transfer (by investment or otherwise) any material Intellectual Property or the Equity Interests of any Subsidiary that owns any material Intellectual Property to any Person that is not an Obligor without the Agent’s prior written consent (it being understood that that any Intellectual Property owned by or used in the operation of the restaurant business of the Borrower and its Subsidiaries and any franchisees, including, without limitation, trade secrets, recipes and brand names, shall be considered material Intellectual Property).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.14            Amendments to Debt Documents. Enter into any amendment, waiver or modification of any of the Permitted Second Lien Debt Documents or any documentation evidencing any Debt permitted pursuant to Sections 6.3(f) or 6.3(h) of this Agreement (x) to the extent such amendment, waiver or modification would be prohibited by the terms of the First Lien/Second Lien Intercreditor Agreement or any other applicable intercreditor or subordination arrangements applicable thereto, (y) to the extent such amendment, waiver or modification would otherwise be materially adverse to the Agent and the Lenders and (z) without delivering a copy of such documentation to the Agent.

6.15            Liquor License Subsidiaries. No Liquor License Subsidiary shall own any material assets or property other than a liquor license.

Section 7.	EVENTS OF DEFAULTS; REMEDIES

7.1            Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an Event of Default under this Agreement and the Loan Documents:

(a)            The Borrower or any other Obligor shall fail to pay (i) when and as required to be paid herein, any amount of principal of any Term Loan or (ii) within three (3) Business Days after the same shall become due, interest on any Term Loan, any fee or any other Obligations payable hereunder or pursuant to any other Loan Document;

(b)            Any Obligor fails or neglects to perform, discharge, keep or observe (i) any covenant contained in Sections 5.1, 5.6, 5.7, 5.9, 5.11, 5.12, 5.14, 5.15, 6, or Item 9 on the date that the Obligors are required to perform, keep or observe such covenant (subject to any applicable time period set forth in such Sections); or (ii) any other covenant contained in this Agreement or any covenant or undertaking by it in any other Loan Document if the breach of such other covenant is not cured to the Agent’s satisfaction within thirty (30) days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from the Agent or the date on which such failure or neglect first becomes known to any Senior Officer, provided that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant that is not capable of being cured at all or within such thirty (30) day period or that is a willful and knowing breach by the Borrower or any other Obligor;

(c)            Any representation or warranty made by the Borrower or any other Obligor herein or in any other Loan Document, or which is contained in the any certificate, document or financial or other statement by the Borrower or any other Obligor, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been untrue in any material respect when made or deemed made;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(d)            An Insolvency Proceeding (i) is commenced against any Obligor or any of their respective Subsidiaries and is not dismissed within forty-five (45) days thereafter, or (ii) is commenced by any Obligor or any of their respective Subsidiaries;

(e)            There is entered against any Obligor or any of their respective Subsidiaries (i) one or more judgments or orders for the payment of money in an aggregate amount exceeding $500,000 (as such amount is reduced to the extent covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgments or orders remain unvacated and unpaid until either (A) enforcement proceedings are commenced by any creditor upon any such judgment or order or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

(f)            Any Obligor or any of their respective Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any Debt (other than the Obligations) having an aggregate principal amount of more than $500,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or any other event occurs, and such event continues for more than the grace period, if any, therein specified, the effect of which is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity (other than in respect of any such secured Debt that becomes due solely as a result of the sale, transfer or other disposition of the property or assets securing such Debt);

(g)            Any Obligor or any of their respective Subsidiaries revokes or attempts to revoke the guaranty signed by any Guarantor; repudiates or disputes any Guarantor’s liability thereunder; is in default under the terms thereof; or fails to confirm in writing, promptly after receipt of the Agent’s written request therefor, any Guarantor’s ongoing liability under the guaranty in accordance with the terms thereof;

(h)            A Reportable Event (consisting of any of the events set forth in Section 4043(b) of ERISA) shall occur which the Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if the Borrower or any other Obligor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower’s, or such other Obligor’s complete or partial withdrawal from such Multiemployer Plan;

(i)            Any Obligor or any of their respective Subsidiaries shall challenge in any action, suit or other proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to the Agent, or any of the Loan Documents, or any Lien granted thereunder, ceases to be in full force or effect for any reason other than a full or partial waiver or release by the Agent in accordance with the terms thereof;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(j)            Any Obligor shall be required to register as an “investment company” under the Investment Company Act of 1940, as amended;

(k)            The Obligors, taken as a whole, shall cease to operate their business in the same manner as such Obligors’ business is conducted as of the Closing Date, except to the extent permitted by Section 6.1;

(l)	There occurs any uninsured loss to any material portion of the Collateral;

(m)          A Change of Control shall occur, or any other event or condition exists that has a Material Adverse Effect; or

(n)            Any Obligor assigns, or purports to assign, all, or any portion, of its rights or obligations under any Loan Document, except to the extent such assignment shall be permitted by Section 6.1.

7.2            Remedies. Upon or after the occurrence of an Event of Default, the Agent may, in its discretion, without notice to or demand upon any Obligor, do any one or more of the following:

(a)            Declare all Obligations, whether arising pursuant to this Agreement or otherwise, due, whereupon the same shall become without further notice or demand (all of which notice and demand each Obligor expressly waives) immediately due and payable (other than with respect to Events of Default occurring under Section 7.1(d), in which case, for the avoidance of doubt, no notice or demand shall be required and all Obligations shall be automatically and immediately due and payable), and the Borrower shall pay to the Agent for the account of the Lenders the entire aggregate outstanding principal amount of and accrued and unpaid interest on the Term Loans and other Obligations, plus the Prepayment Premium (if any), plus attorneys’ fees and its court costs if such principal, interest and fees are collected by or through an attorney-at- law;

(b)            Cease advancing money or extending credit to or for the benefit of the Borrower under this Agreement or under any other agreement between the Borrower and the Lenders or terminate any Commitments of the Lenders hereunder;

(c)            Notify Account Debtors or lessees of the Obligors that the Accounts have been assigned to the Agent and that the Agent has a security interest therein, collect them directly, and charge the collection costs and expenses to the Loan Account;

(d)            Take immediate possession of any Collateral, wherever located; require the Obligors to assemble the Collateral, at the Obligors’ expense, and make it available to the Agent at a place designated by the Agent which is reasonably convenient to both parties; and enter any premises where any of the Collateral may be located and keep and store the Collateral on said premises until sold (and if said premises are the property of an Obligor, then such Obligor agrees not to charge the Agent for storage thereof);

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(e)            Sell or otherwise dispose of all or any part of the Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sales, with such notice as may be required by applicable law, in lots or in bulk, for cash or on credit, all as the Agent in its discretion may deem advisable; and each Obligor agrees that any requirement of reasonable notice to such Obligor or any other Obligor of any proposed public or private sale or other disposition of Collateral by the Agent shall be deemed satisfied if such notice is given at least ten (10) days prior thereto, and such sale may be at such locations as the Agent may designate in said notice; and

(f)            Petition for and obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of any or all of the Collateral and business of the Borrower and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver. Solely in connection with the exercise of the such remedies, the Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Obligor or any other Person) any or all of the Obligors’ patents, trademarks, trade names and copyrights and all of the Obligors’ computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and the Obligors’ rights under all licenses and franchise agreements shall inure to the Agent’s benefit. The proceeds realized from any sale or other disposition of any Collateral may be applied first to any expenses incurred by the Agent and the Lenders and then to the remainder of the Obligations, in such order of application as the Agent may elect in its discretion, with the Borrower and all other Obligors remaining liable for any deficiency. Interest shall continue to accrue for a period of two (2) Business Days after receipt of any proceeds of Collateral to allow for collection.

7.3            Cumulative Rights; No Waiver. All covenants, conditions, warranties, guaranties, indemnities and other undertakings of any Obligor in any of the Loan Documents shall be deemed cumulative, and the Agent and the Lenders shall have all other rights and remedies not inconsistent herewith as provided under the UCC, or other applicable law. No exercise by the Agent or the Lenders of one right or remedy shall be deemed an election, and no waiver by the Agent or the Lenders of any Default or Event of Default on one occasion shall be deemed to be a continuing waiver or applicable to any other occasion. No delay by the Agent or the Lenders shall constitute a waiver, election or acquiescence by the Agent or the Lenders in any failure by the Borrower to strictly to comply with its obligations under the Loan Documents.

7.4           Application of Payments. Except to the extent provided for in Sections 1.7 and 7.2 hereof, any amounts received by the Agent and the Lenders shall be applied by the Agent (and each Obligor hereby affirmatively consents to any such application) in connection with any enforcement action as follows:

(i)            first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts then due and payable to the Agent;

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(ii)            second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts then due and payable to the Lenders arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)            third, to payment of that portion of the Obligations constituting unpaid principal installments of the Term Loans then due and payable, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)            fourth, to the payment in full of all other Obligations then due and payable, in each case ratably among the Agent and the Lenders based upon the respective aggregate amounts of all such Obligations then due and payable owing to them in accordance with the respective amounts thereof then due and payable; and

(v)	Lastly, to the Obligors or who may otherwise be legally entitled to same.

Section 8.	GENERAL PROVISIONS

8.1            Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited financial statements of the Borrower and its Subsidiaries delivered to the Agent prior to the Closing Date and using the same method for inventory valuation as used in such audited financial statements, except for any changes required by GAAP.

8.2            Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references in this Agreement to statutes shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to “including” shall be understood to mean “including, without limitation”; or to the time of day shall mean the time of day on the day in question in New York, New York, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement. Whenever the phrase “to the best of the Borrower’s knowledge” or words of similar import relating to the knowledge or the awareness of the Borrower are used in this Agreement or other Loan Documents, such phrase shall mean and refer to the actual knowledge of any Senior Officer of the Borrower.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.3            Power of Attorney. Effective only during the continuance of any Event of Default, each Obligor hereby irrevocably makes, constitutes and appoints the Agent (and any of the Agent’s officers, employees or agents designated by the Agent), with full power of substitution, as such Obligor’s true and lawful attorney, in such Obligor’s or the Agent’s name: (a) to endorse such Obligor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (b) to sign such Obligor’s name on drafts against Account Debtors, on schedules and assignments of Accounts, on notices to Account Debtors and on any Account invoice or bill of lading; (c) to send requests for verification of Accounts, and to contact Account Debtors in any other manner to verify the Accounts; (d) to notify the post office authorities to change the address for delivery of such Obligor’s mail to any address designated by the Agent, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral and forward, within two (2) Business Days of the Agent’s receipt thereof, all other mail to such Obligor; and (e) to do all other things necessary to carry out this Agreement. The foregoing power of attorney, being coupled with an interest, is irrevocable so long as any Obligations are outstanding. Each Obligor ratifies and approves all acts of the attorney. Neither the Agent nor its employees, officers, or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law except for gross negligence or willful misconduct.

8.4            Notices and Communications. All notices, requests and other communications to or upon a party hereto shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at the address, facsimile number or email address for such party in Item 10 of the Terms Schedule or at such other address or facsimile number as such party may hereafter specify for the purpose of notice to the Agent and the Obligors in accordance with the provisions of this Section. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified herein for the noticed party and confirmation of receipt is received, (ii) if given by mail, three (3) Business Days after such communication is deposited in the U.S. Mail, with first class postage pre-paid, addressed to the noticed party at the address specified herein, (iii) if sent by electronic mail, when sent to the address listed in Item 10 of the Terms Schedule, or (iv) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party. Notwithstanding the foregoing, no notice to or upon the Agent pursuant to Section 5.1 shall be effective until actually received by the individual to whose attention at the Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.5            Performance of Obligors’ Obligations. If any Obligor shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, the Agent may, in its discretion at any time concurrently with notice to such Obligor, for such Obligor’s account and at such Obligor’s expense, pay any amount or do any act required of such Obligor hereunder or under any of the other Loan Documents or otherwise lawfully requested by the Agent. All costs and expenses incurred by the Agent in connection with the taking of any such action shall be reimbursed to the Agent by such Obligor on demand with interest at the applicable interest rate from the date such payment is made or such costs or expenses are incurred to the date of payment thereof; provided that, to the extent such Obligor has not reimbursed the Agent within five (5) Business Days following such demand, interest shall accrue at the Default Rate until the date of payment thereof. Any payment made or other action taken by the Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and without prejudice to the Agent’s right to proceed thereafter as provided herein or in any of the other Loan Documents.

8.6	Agent.

(a)            Authorization and Action. Each Lender (in its capacity as a Lender) hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Obligations of the Obligors), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall be required to take any action that exposes it to personal liability or that is contrary to this Agreement or applicable law.

(b)            In furtherance of the foregoing, each Lender (in its capacities as a Lender) hereby appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Obligors to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent (and any Supplemental Collateral Agents appointed by the Agent pursuant to Section 8.6(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Agent) shall be entitled to the benefits of this Section 8.6 (including, without limitation, Section 8.6(g)) as though the Agent (and any such Supplemental Collateral Agents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c)            The Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder at the direction of the Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent may also from time to time, when the Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Agent. Should any instrument in writing from the Borrower or any other Obligor be required by any Supplemental Collateral Agent so appointed by the Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Obligor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Agent until the appointment of a new Supplemental Collateral Agent. The Agent shall be not responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 8.6(c) in the absence of the Agent’s gross negligence or willful misconduct.

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(d)            Agent’s Reliance, Etc. Neither the Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (c) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Obligor or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Obligor; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (e) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

(e)            Silverview Credit Partners LP and Affiliates. With respect to its Commitments, the Terms Loans made by it and any Notes issued to it, Silverview Credit Partners LP shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Silverview Credit Partners LP in its individual capacity. Silverview Credit Partners LP and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Obligor, any of its Subsidiaries and any Person that may do business with or own securities of any Obligor or any such Subsidiary, all as if Silverview Credit Partners LP were not the Agent and without any duty to account therefor to the Lenders. The Agent shall not have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Obligor or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Agent.

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(f)            Lender Party Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement

(g)            Indemnification. Each Lender severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Obligors) from and against such Lender’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Obligors under Section 8.8, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Obligors. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.6(g) applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. For purposes of this Section 8.6(g), each Lender’s ratable share of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Term Loans outstanding at such time and owing to such Lender, and (ii) the aggregate unused portions of such Lender’s Commitments at such time. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent, for such other Lender’s ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.6 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

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(h)	Erroneous Payments.

(i)            Each Lender hereby agrees that (i) if the Agent notifies such Lender that the Agent has determined that any funds received by such Lender from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), and if such Lender fails to return the amount of any such Erroneous Payment (or portion thereof) to the Agent by such Business Day, such Lender shall also pay the Agent interest thereon in respect of each day after such Business Day to the date such amount is repaid to the Agent in same day funds at a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this clause (i) shall be conclusive, absent manifest error.

(j)            Without limiting immediately preceding clause (i), each Lender hereby further agrees that if it receives an Erroneous Payment from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error has been made with respect to such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one (1) Business Day of its actual knowledge of such error) notify the Agent of such occurrence (provided, that a failure by any Lender to notify the Agent of such occurrence shall neither constitute nor be deemed to constitute a breach by such Lender of any of its obligations under this Agreement unless and to the extent such failure resulted from such Lender’s gross negligence or willful misconduct) and, upon demand from the Agent, it shall promptly, but in all events no later than one (1) Business Day thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), and if such Lender fails to return the amount of any such Erroneous Payment (or portion thereof) to the Agent by such Business Day, such Lender shall also pay the Agent interest thereon in respect of each day after such Business Day to the date such amount is repaid to the Agent in same day funds at a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(k)            Each Obligor hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment that does not consist of the Borrower’s funds, or to the extent an Erroneous Payment consists of the Borrower’s funds and such Erroneous Payment has been returned to the Borrower, such Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Obligor.

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(l)            Each party’s obligations under this Section 8.6 shall survive the resignation or replacement of the Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

8.7            Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, provided, that the Borrower may not assign this Agreement or any rights or obligations hereunder without the Agent’s prior written consent and any prohibited assignment shall be null and void ab initio. The Lenders may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Obligations and the Loan Documents.

8.8            General Indemnity. Each Obligor shall jointly and severally indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and documented expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but limited, in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of counsel to the Indemnitees, and if necessary, local counsel in any relevant jurisdiction to all affected Indemnitees taken as a whole, and solely, in the event of a conflict of interest, additional counsel (and, if necessary, local counsel in each relevant jurisdiction) to each group of similarly situated affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the Term Loans or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries , or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or any other Obligor or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. Notwithstanding anything to the contrary in any of the Loan Documents, the obligations of the Borrower and each other Obligor with respect to each indemnity given by it in this Agreement or any of the other Loan Documents shall survive the termination of this Agreement and payment in full of the Obligations.

8.9            Interpretation; Severability. Section headings and section numbers have been set forth herein for convenience only. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Agent, the Lenders or any Obligor, whether under any rule of construction or otherwise, as this Agreement has been reviewed and prepared by all parties hereto. Each provision of this Agreement shall be severable from every other provision of this Agreement for purposes of determining the legal enforceability of any specific provision.

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8.10            Indulgences Not Waivers. The Agent’s or any Lender’s failure at any time or times to require strict performance by any Obligor of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or otherwise diminish any right of the Agent or the Lenders thereafter to demand strict compliance and performance with such provision.

8.11            Modification; Counterparts; Electronic Signatures. This Agreement cannot be changed or terminated orally and any change or termination shall require the prior written consent of the Agent and all Lenders; supersedes all prior agreements, understandings, negotiations and inducements regarding the same subject matter, and, together with the other Loan Documents, represents the entire understanding of the parties with respect to the subject matter hereof and thereof. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Counterparts of each of the Loan Documents may be delivered by facsimile or electronic mail and the effectiveness of each such Loan Document and signatures thereon shall have the same force and effect as manually signed originals.

8.12            Governing Law; Consent to Forum. This Agreement shall be deemed to have been made in New York, New York, and shall be governed by and construed in accordance with the internal laws of the State of New York. Each Obligor hereby consents to the non- exclusive jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Southern District of New York or any state or superior court sitting in New York County, New York, in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents; and each Obligor irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. The Agent and each Lender reserves the right to bring proceedings against any Obligor in the courts of any other jurisdiction. Nothing in this Agreement shall be deemed or operate to affect the right of the Agent or any Lender to serve legal process in any other manner permitted by law or to preclude the enforcement by the Agent or such Lender of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

8.13            Waiver of Certain Rights. To the fullest extent permitted by applicable law, each Obligor hereby knowingly, intentionally and intelligently waives (with the benefit of advice of legal counsel of its own choosing): (i) the right to trial by jury (which the Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of, related to or based in any way upon any of the Loan Documents, the Obligations or the Collateral; (ii) notice prior to taking possession or control of any of the Collateral and the requirement to deposit or post any bond or other security which might otherwise be required by any court or applicable law prior to allowing the Agent or any Lender to exercise any of the Agent’s or any Lender’s self-help or judicial remedies to obtain possession of any of the Collateral; (iii) any claim against the Agent or any Lender on any theory of liability, for special, indirect, consequential, exemplary or punitive damages arising out of, in connection with, or as a result of any of the Loan Documents, any transaction thereunder, the enforcement of any remedies by the Agent or any Lender or the use of any proceeds of any Term Loans; and (iv) notice of acceptance of this Agreement by the Agent and the Lenders.

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8.14            Confidentiality. Each of Agent and each Lender agrees to maintain (in a manner consistent with such Persons’ customary procedures for handling confidential information of such nature) to maintain as confidential, any information provided to it by any Obligor, except that Agent, and each Lender may disclose such information (a) to Affiliates of Agent or such Lender, (b) to Persons employed or engaged by Agent or any Lender for purposes of evaluating, approving, structuring or administering the other Obligations, (c) to any assignee or participant or investor or potential assignee or participant or investor that has agreed to keep such information confidential in accordance with this Section 8.14, (d) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by such Person to be compelled by any court decree, subpoena or legal or administrative order or process; provided, that Agent or such Lender, as applicable disclosing such information shall (to the extent legally permitted and reasonably practicable) use reasonable efforts to provide prompt prior written notice to the Borrower of such disclosure, (e) as, on the advice of such Person’s legal counsel, is required by law; provided, that Agent and such Lender, as applicable disclosing such information shall (to the extent legally permitted and reasonably practicable) use reasonable efforts to provide prompt prior written notice of such disclosure to the Borrower, (f) in connection with the exercise of any right or remedy under any Loan Document or in connection with any litigation or other proceeding to which such Person is a party, (g) to any nationally recognized rating agency or investor of such Person that requires access to information such Person’s investment portfolio in connection with ratings issued or investment decisions with respect to such Person, (h) with the Borrower’s consent or (i) to the extent such information presently is or hereafter becomes (x) publicly available other than as a result of a breach of this Section 8.14 or (y) available on a non-confidential basis to such Lender, or the Agent, as the case may be, from a source (other than any Obligor) not known by them to be subject to disclosure restrictions.

8.15            Board Observers. Each Obligor agrees that, until payment in full of all Obligations, each of the Borrower and its Subsidiaries (for purposes of this Section 8.15, each a “Board Party” and collectively, the “Board Parties”) shall allow the Agent to designate one representative (each a “Board Observer”) to attend and observe in meetings, whether telephonic or in-person, of the board of directors or board of managers, any audit or compensation committees thereof, or any similar governing body of such Board Party, in each case with speaking rights. Each Board Party shall (i) give the Agent and each of the Lenders notice of all such meetings, at the same time as furnished to the attendees, directors, managers, officers, stockholders or members, as applicable, of such Board Party, (ii) provide to each Board Observer all notices, documents and information furnished to the directors or any other attendees of such Board Party, whether at or in anticipation of a meeting, at the same time furnished to such directors or other attendees, (iii) provide each Board Observer copies of the minutes of all such meetings at the time such minutes are furnished to the attendees of such meeting (if any), (iv) provide each Board Observer notice of the adoption of any material resolutions and other material actions taken by the board of directors or board of managers, any audit or compensation committees thereof, or any similar governing body of any Board Party, and (v) reimburse the Agent and each of the Lenders for all reasonable out of pocket expenses related to the foregoing for their respective Board Observer; provided, that the Borrower reserves the right to withhold information and to exclude the Board Observer from any meeting or portion thereof if the Board Parties determine in good faith (and, with respect to attorney-client privilege and conflicts of interest, advice of counsel) that such exclusion is reasonably necessary (i) to preserve the attorney-client privilege, (ii) to avoid a potential conflict of interest (which, without limitation shall include discussions regarding this Agreement and the other Loan Documents) or (iii) that such information is highly confidential or represents a trade secret. The board of directors of the Borrower shall meet no fewer than three times per year. The Board Observer shall keep and maintain all information, notices, minutes, consents and other materials obtained pursuant to this Section 8.15 confidential in accordance with Section 8.14.

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8.16            Equity Cure Right. In the event the Obligors fail to comply with the financial covenants set forth in Item 9 of the Terms Schedule (the “Financial Covenants”) as of the end of any Measurement Period (such Measurement Period, a “Cure Period”), subject to the terms and conditions hereof, the then existing direct or indirect equityholders of the Borrower shall have the right (the “Cure Right”) from the last day of the Cure Period until the expiration of the thirtieth (30th) day subsequent to the date the financial statements for the Cure Period are first required to be delivered to the Agent pursuant to Section 5.6, to make an equity investment in the Borrower in cash in an aggregate amount equal to, but not greater than, the amount necessary to cause the Obligors to be in compliance with the Financial Covenants (hereinafter, the “Cure Amount”), and upon the receipt by the Borrower of the Cure Amount, the Financial Covenants shall then be recalculated giving effect to the following pro forma adjustments: (a) such equity investment shall be disregarded for purposes of the determination of any baskets or other ratios with respect to the covenants contained in Section 6; (b) in the event of a Default or Event of Default as a result of a breach of the covenants contained in clause (ii) of Item 9 of the Terms Schedule, EBITDA shall be increased in an amount equal to the Cure Amount for the Measurement Period in respect of which the Cure Right shall have been exercised; (c) in the event of a breach of the covenant contained in clause (i) of Item 9 of the Terms Schedule, Liquidity shall be increased in an amount equal to the Cure Amount for the Measurement Period in respect of which the Cure Right shall have been exercised; and (d) if, after giving effect to the foregoing recalculations, the Obligors shall then be in compliance with the requirements of the Financial Covenants, the Obligors shall be deemed to have been in compliance with the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach, Default or Event of Default of the Financial Covenants that had occurred shall be deemed not to have occurred for this purpose of the Agreement. In the event that (i) no Default or Event of Default exists other than that arising due to failure of the Obligors to comply with the Financial Covenants and (ii) the Borrower shall have delivered to the Agent written notice of its intention to exercise the Cure Right (which notice shall be delivered no earlier than fifteen (15) days prior to, and no later than the fifth (5th) day subsequent to, the date the applicable financial statements are required to be delivered hereunder), which exercise if fully consummated would be sufficient in accordance with the terms hereof to cause the Obligors to be in compliance with the Financial Covenants as of the relevant date of determination, then from and following receipt by the Agent of any such notice and until the date that is the earlier of (x) the thirtieth (30th) day subsequent to the date the applicable financial statements are required to be delivered and (y) the date, if any, on which the Borrower notifies the Agent in writing that such Cure Right shall not be exercised, then neither the Agent nor any Lender shall exercise any remedies set forth in Section 7.2 hereof during such period, or any other rights or remedies under any other Loan Document. Notwithstanding anything herein to the contrary, in no event shall the Borrower be permitted to exercise the Cure Right hereunder (x) more than four (4) times in the aggregate during the term of this Agreement, or (y) more than two (2) times during the same calendar year.

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8.17            Division/Series Transactions. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment or disposition, or similar term (including, for the avoidance of doubt, any restriction, condition or prohibition applicable thereto), shall be deemed to apply to a Division/Series Transaction, as if it were a merger, consolidation, amalgamation, assignment, investment or disposition, or similar term, as applicable, to, of, or with, a separate Person. Each Person that engages in a Division/Series Transaction and that, prior thereto, is a Subsidiary, a joint venture or any other like term hereunder shall also constitute such a Person or entity hereunder after giving effect to such Division/Series Transaction and any new Person resulting from such Division/Series Transaction shall remain subject to the same restrictions and corresponding exceptions applicable to its predecessor(s). If any Obligor or Subsidiary thereof shall consummate a Division/Series Transaction, such Obligor or such Subsidiary shall be required to (effective simultaneously with the effectiveness of such Division/Series Transaction regardless of any longer time periods otherwise provided for) comply with the applicable requirements of the Security Documents, including actions described in Sections 5.11 and 5.12, to the extent applicable.

[Signatures commence on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

BORROWER:

PINSTRIPES, INC.

By:	/s/ Dale Schwartz
Name: Dale Schwartz
Title: Chief Executive Officer

[Signatures continued on following page.]

Loan Agreement

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AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:	/s/ Vaibhav Kumar
Name: Vaibhav Kumar
Title: Partner

LENDERS:

SILVERVIEW SPECIAL SITUATIONS LENDING LP

By:	/s/ Vaibhav Kumar
Name: Vaibhav Kumar
Title: Partner

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC – SERIES SCL

By:
Name:
Title:

Loan Agreement

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AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:
Name:
Title:

LENDERS:

SILVERVIEW SPECIAL SITUATIONS LENDING LP

By:
Name:
Title:

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC – SERIES SCL

By:	Spearhead IDF Partners, LLC
It’s:	Manager

/s/ Ken Foley
Name:	Ken Foley
Title:	Managing Member

Loan Agreement

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TERMS SCHEDULE

This Terms Schedule is a part of the Loan Agreement, dated as of March 7, 2023, among Pinstripes, Inc., a Delaware corporation, Silverview Credit Partners LP, as Agent for the Lenders from time to time party thereto, and the Lenders party thereto from time to time (as at any time amended, restated, amended and restated, modified or supplemented, the “Loan Agreement”). Capitalized terms used in this Terms Schedule, unless otherwise defined herein, shall have the meanings ascribed to them in the Definitions Schedule annexed to the Loan Agreement.

1.	Authorized Officers (Definitions Schedule):

In addition to the Senior Officers, each of the following persons:

None.

2.	Guarantors (Definitions Schedule):

Name:		Mailing Address:

	Pinstripes Hillsdale LLC	1150 Willow Road Northbrook, IL 60062

	Pinstripes at Prairiefire, Inc.	1150 Willow Road Northbrook, IL 60062

	Pinstripes Illinois, LLC	1150 Willow Road Northbrook, IL 60062

3.	[Reserved].

4.	Interest Rates (§1.3):

The “Default Margin” is 2.00% per annum.

5.	Fees and Expenses (§1.4):

(a)            The Borrower shall pay to the Agent, for distribution to the Agent and the Lenders, in the Agent’s sole discretion, the following fees: (i) a closing and origination fee in the amount of $675,000 to be fully earned and payable concurrently with the funding of the Tranche 1 Term Loan on the Closing Date, (ii) an exit fee in the amount of $562,500 to be fully earned on the Closing Date and payable upon the Termination Date (or such earlier date on which the Obligations incurred in connection with the Tranche 1 Term Loan are repaid in their entirety), (iii) a $30,000 per annum administrative fee, to be fully earned and payable in advance on the Closing Date and on each anniversary thereof after the Closing Date, (iv) a closing and origination fee in the aggregate amount equal to 3.00% of the Tranche 2 Term Loans of each Tranche 2 Term Borrowing funded by the Tranche 2 Term Lenders on such date, which fee shall be fully earned and payable on the date such Tranche 2 Term Loans are funded, and (v) an exit fee in the aggregate amount equal to 2.50% of the Tranche 2 Term Loans of each Tranche 2 Term Borrowing funded by the Tranche 2 Term Lenders on such date, which fee shall be fully earned on the date such Tranche 2 Term Loans are funded and payable upon the Termination Date (or such earlier date on which the Obligations incurred in connection with such Tranche 2 Term Loan are repaid in their entirety). All fees paid pursuant to the terms of the Loan Documents shall be non-refundable once paid.

Terms Schedule

1

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(b)            The Obligors shall reimburse the Agent and the Lenders for all reasonable and documented out of pocket costs and expenses incurred by the Agent or the Lenders (including fees charged by any internal audit or appraisal departments of Lender) in connection with examinations and reviews of each Obligor’s Books and such other matters pertaining to the Obligors or any Collateral as the Agent and the Lenders shall deem appropriate.

6.	[Reserved].

7.	Documents to be delivered at closing (§3.1(b)):

(i)            A certificate of each Obligor, dated the Closing Date and executed by its Secretary or Assistant Secretary or other appropriate officer, manager or director, which shall (A) certify the resolutions of its board of directors, managers, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Obligor authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including (i) the certificate or articles of incorporation or organization of each Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor and a true and correct copy of its by-laws or operating, management or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Obligor from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Obligor from the appropriate governmental officer in such jurisdiction;

(ii)            A favorable legal opinion of outside legal counsel to the Obligors addressed to the Agent and the Lenders regarding such matters as the Agent and its counsel may request;

(iii)            A certificate, signed by a Senior Officer of the Borrower in such capacity, dated as of the Closing Date (i) stating that no Default or Event of Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects (or if qualified by materiality, in all respects) as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in all material respects for such representations and warranties that are not by their terms already qualified as to materiality) as of such earlier date, and (iii) confirming compliance with the conditions precedent set forth in clause (iv) of Item 8 of this Terms Schedule;

(iv)            Evidence of insurance, including (a) standard forms of certificates of insurance addressed to the Agent, reasonably satisfactory to the Agent and otherwise confirming the Obligors’ satisfaction of the insurance requirements contained in the Loan Documents and (b) endorsements to such insurance policies naming the Agent as “lenders loss payable”, as their interest may appear, on all property damage policies and as an “additional insured” on all liability policies;

Terms Schedule

2

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(v)            A solvency certificate signed by a Senior Officer of the Borrower in such capacity dated the Closing Date;

(vi)            Receipt of the consolidated financial statements (including a consolidated balance sheet) of the Borrower and its Subsidiaries for the Fiscal Year ending in April, 2022, for the fiscal quarter ending December 31, 2022, and for the fiscal period starting on April 25, 2022 through February 28, 2023, and such other financial reports and information concerning any Obligor as the Agent shall request;

(vii)            All consents and approvals required by any Governmental Authority or any other third party, in each case that are necessary or advisable in connection with the Transactions, and each of the foregoing shall be in full force and effect;

(viii)            At least five (5) days prior to the Closing Date, any Obligor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Obligor;

(ix)            Evidence reasonably satisfactory to the Agent of the payment in full of the Existing Indebtedness and the release of the Liens granted in favor of the holder of the Existing Indebtedness;

(x)            UCC financing statements naming each Obligor as debtor, and the Agent, as secured party; and

(xi)            A payment direction letter and flow of funds directing the Agent to disburse the Term Loans in accordance with the flow of funds.

8.	Other Closing Conditions (§3.1(f)):

(i)            The Agent shall have received and found satisfactory the results of field examinations, audits, and such other reports, audits and certifications as the Agent shall request with respect to the Collateral;

(ii)            The Agent and the Lenders shall have received at least five (5) days prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, for each Obligor;

(iii)            The Agent and the Lenders shall have received all fees required to be paid, and all expenses (including the reasonable fees and expenses of legal counsel) for which invoices have been presented at least one (1) Business Day prior to the Closing Date;

(iv)            All governmental and third-party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries have been obtained and are in full force and effect; and

(v)            All other agreements, certificates and other documents required to be delivered on the Closing Date as set forth on the closing checklist attached as Exhibit B hereto, and all other actions required to be taken on the Closing Date as set forth on Exhibit B hereto shall have been taken.

Terms Schedule

3

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9.	Financial Covenants.

Each Obligor covenants that, from the Closing Date until the Termination Date and payment in full of the Obligations, the Obligors shall comply with the following covenants:

(vi)            Minimum Liquidity. As of the end of each fiscal quarter (commencing with the fiscal quarter ending June 30, 2023), the Borrower and its Subsidiaries shall have Liquidity of not less than $1,000,000.

(vii)            Total Net Leverage Ratio. At the end of any Measurement Period set forth in the table below, the Borrower and its Subsidiaries shall maintain a Total Net Leverage Ratio of not more than the applicable Total Net Leverage Ratio for such Measurement Period:

Measurement Period Ending:	Total Net Leverage Ratio:
September 30, 2023	3.50:1.00
March 31, 2024	3.375:1.00
September 30, 2024	3.25:1.00
March 31, 2025	3.00:1.00
September 30, 2025, and each semiannual period thereafter	2.50:1.00

Notwithstanding anything provided for in the Agreement or any other Loan Document, for any Measurement Period ending prior to September 30, 2023 for which the Total Net Leverage Ratio would need to be computed in accordance with the Agreement or any of the other Loan Documents, the maximum Total Net Leverage Ratio shall be 3.50:1.00.

10.	Notices (§8.4)

If to the Borrower or any other Obligor:

Pinstripes, Inc.

1150 Willow Road

Northbrook, IL 60062

Attention: Dale Schwartz

Email: dale@pinstripes.com

Tel: (303) 887-5415

Terms Schedule

4

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With a copy to (which copy shall not constitute notice) to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661-3693

Attention: Christopher Atkinson

Email: christopher.atkinson@katten.com

Tel: (312) 902-5277

50 Rockefeller Plaza

New York, New York 10020-1605

Attention: Kirby Chin

Email: kirby.chin@katten.com

Tel: (212) 940-8547

If to Agent and the Lenders:

c/o Silverview Credit Partners LP

100 South Ashley Drive

Suite 600

Tampa, FL 33602

Attention: Vaibhav Kumar

Email: vaibhav.kumar@silverview.com

Tel.: (212) 716-2066

With a copy to (which copy shall not constitute notice) to:

Alston & Bird LLP

90 Park Avenue

New York, NY 10016

Attention: Paul W. Hespel

Telephone No.: (212) 210-9492

Email: paul.hespel@alston.com

[Signatures commence on following page.]

Terms Schedule

5

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The undersigned have executed this Terms Schedule on the   7th   day of March, 2023.

BORROWER: PINSTRIPES, INC.

By:	/s/ Dale Schwartz
Name: Dale Schwartz
Title: Chief Executive Officer

[Signatures continued on following page.]

Terms Schedule

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AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:	/s/ Vaibhav Kumar
Name: Vaibhav Kumar
Title: Partner

LENDERS:

SILVERVIEW SPECIAL SITUATIONS LENDING LP

By:	/s/ Vaibhav Kumar
Name: Vaibhav Kumar
Title: Partner

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC – SERIES SCL

By:
Name:
Title:

Terms Schedule

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AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:
Name:
Title:

LENDERS:

SILVERVIEW SPECIAL SITUATIONS LENDING LP

By:
Name:
Title:

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC – SERIES SCL

By:	Spearhead IDF Partners, LLC
It’s:	Manager

/s/ Ken Foley
Name:	Ken Foley
Title:	Managing Member

Terms Schedule

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DEFINITIONS SCHEDULE

This Definitions Schedule is a part of the Loan Agreement, dated as of March 7, 2023, among Pinstripes, Inc., a Delaware corporation, Silverview Credit Partners LP, as Agent for the Lenders from time to time party thereto, and the Lenders party thereto from time to time (as at any time amended, restated, amended and restated, modified or supplemented, the “Loan Agreement”). When used in the Loan Agreement or in any Schedule (including this Definitions Schedule) thereto, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Account Debtor” means a Person obligated to pay an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the acquisition of (a) the Equity Interests in another Person causing such Person to become a Subsidiary of the Borrower or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business or division conducted by such Person.

“Affiliate” means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person; or (iv) who is a natural person who is the spouse, former spouse, domestic partner, former domestic partner, or other immediate family member of another Person. For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

“Aggregate Commitments” means, as at any date of determination thereof, the sum of all Commitments of all Lenders at such date.

“Agreement” means the Loan Agreement, together with all Schedules (including the Terms Schedule and this Definitions Schedule), and Exhibits thereto (if any), in each case whether now or hereafter annexed thereto.

“AML Laws” means, as to any Obligor and its Subsidiaries, any applicable anti-money laundering laws including, without limitation, the Bank Secrecy Act of 1970, as amended, and the regulations and guidance thereunder.

“Amortization Payment” means, for each Prepayment Period, an amount equal to the corresponding amount set forth opposite such Prepayment Period:

Prepayment Period ending on	Principal Payment:
March 15, 2024	2.00% of the initial aggregate principal amount of Term Loans
September 15, 2024	2.00% of the initial aggregate principal amount of Term Loans
March 15, 2025	3.25% of the initial aggregate principal amount of Term Loans
September 15, 2025	4.50% of the initial aggregate principal amount of Term Loans
March 15, 2026	5.50% of the initial aggregate principal amount of Term Loans
September 15, 2026	6.50% of the initial aggregate principal amount of Term Loans
March 15, 2027, and thereafter on a semi- annual basis	7.50% of the initial aggregate principal amount of Term Loans

Definitions Schedule

1

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provided, that, for any Prepayment Period ending on or after March 15, 2025, to the extent that any Tranche 2 Term Borrowing has occurred, the Amortization Payment figures calculated above shall be include the outstanding principal amount of the Tranche 2 Term Loans such that each Amortization Payment represents the same percentage of the aggregate principal amount of Term Loans advanced by the Lenders after such Tranche 2 Term Borrowing as such Amortization Payment represented prior to giving effect to such Tranche 2 Term Borrowing.

“Authorized Officer” means each Senior Officer, each Person identified in Item 1 of the Terms Schedule, and each other person designated in writing by the Borrower to the Agent as an authorized officer to request the Term Loans under the Agreement.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board Observer” has the meaning set forth in Section 8.15 of the Agreement.

“Board Party” has the meaning set forth in Section 8.15 of the Agreement.

“Books” means all books and records of any Obligor relating to its existence, governance, financial condition or operations, or any of the Collateral, regardless of the medium in which any such information may be recorded.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

Definitions Schedule

2

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“Cash Equivalents” means, at any time, (a) any evidence of Debt with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States is pledged in support thereof; (b) certificates of deposit or bankers’ acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of any Obligor) organized under the laws of any State of the United States or the District of Columbia and rated at least A-1 by S&P or at least P- 1 by Moody’s; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any governmental agency thereof and backed by the full faith and credit of the United States, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above; and (g) investments in bond and equity funds which funds have a Morningstar rating of four or higher and a term not in excess of twelve months. For the avoidance of doubt, auction rate securities shall not constitute “Cash Equivalents”.

“Cash Interest Expense” means, for any period for the Borrower and its Subsidiaries, the sum (without duplication) of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under capital leases that is treated as interest in accordance with GAAP, in each case to the extent paid in cash during such period.

“Change of Control” means:

(i)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of fifty percent (50%) or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors (or similar governing body) of the Borrower on a fully- diluted basis;

(ii)            the lease, license, sale or other disposition of all or substantially all of the assets of the Obligors taken as a whole;

(iii)            the merger or consolidation of the Borrower, the result of which (i) the Permitted Holders will not own, directly or indirectly, at least fifteen percent (15%) of the Equity Interests of the Borrower (or any successor thereto) on a fully-diluted basis and/or (ii) the Permitted Holders will cease to be able to appoint a majority of the directors serving on the board of directors (or similar governing body) of the Borrower (or any successor thereto);

Definitions Schedule

3

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iv)            the Permitted Holders, collectively, ceasing to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), in the aggregate, directly or indirectly, at least fifteen (15%) of the issued and outstanding Equity Interests of the Borrower, on a fully-diluted basis, or the Permitted Holders ceasing to be able to appoint a majority of the directors serving on the board of directors (or similar governing body) of the Borrower;

(v)            the Borrower shall fail to own and control, directly or indirectly, one hundred percent (100%) of the Equity Interests of its Subsidiaries; or

(vi)            a “Change of Control” (or similar event) shall have occurred under any documents evidencing the Debt of any of the Obligors, in an aggregate amount for any such Debt outstanding being in excess of $500,000.

Notwithstanding the foregoing, (x) a merger, consolidation or other transaction (with a special purpose acquisition corporation or otherwise and including a transaction effected in connection with an initial public offering of Equity Interests) that results in the Borrower becoming a wholly- owned subsidiary of another corporation shall not constitute a Change of Control for purpose of clause (i), (iii) or (iv) of this definition if, immediately following such transaction, (A) Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least fifteen (15%) of the issued and outstanding Equity Interests of the ultimate parent corporation of the Borrower, on a fully diluted basis, (B) Dale Schwarz shall have been appointed and remains the Chief Executive Officer (or equivalent C-level executive reasonable acceptable to the Agent) of such ultimate parent corporation and (C) such ultimate parent corporation or any other direct or indirect parent of the Borrower becomes Guarantors, and (y) a transaction described in clauses (i), (iii) or (iv) above shall not constitute a Change of Control if, following the consummation of such transaction, Dale Schwartz is entitled to appoint a majority of the directors serving on the board of directors (or similar governing body) of the Borrower.

“Change in Law” means the occurrence after the date of the Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to the Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of the Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means March 7, 2023.

Definitions Schedule

4

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

"Closing Date Subordination Agreement” means the Intercreditor Agreement, dated as of the Closing Date, among the Agent, Edward Don & Company and the Borrower.

“Collateral” means, collectively, all of the property and interests in property described in the Security Agreement; all property and interests in property of the Borrower or any other Obligor described in any of the other Security Documents as security for the payment or performance of any of the Obligations; and all other property and interests in property that now or hereafter secures the payment or performance of any of the Obligations, in each case whether real or personal, or tangible or intangible, and wherever located.

“Commitment” means, as to each Lender, its Tranche 1 Term Loan Commitment and/or its Tranche 2 Term Loan Commitment, as applicable

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate, in the form required by Agent, to be submitted to the Agent by the Borrower pursuant to the Agreement and certified as true and correct by a Senior Officer.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period determined in accordance with GAAP.

“Control Agreement” means a deposit account control agreement or securities account control agreement in form and substance reasonably satisfactory to the Agent and perfecting the Agent’s first priority security interest in any deposit accounts or securities accounts.

"Convertible Notes” means that (i) that certain Convertible Note, dated as of June 4, 2021, executed by the Borrower in favor of URW US Services, Inc. in the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) that certain Convertible Note, dated as of June 4, 2021, executed by the Borrower in favor of Fashion Square Eco LP in the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000).

“Core Business” means the term set forth in Section 6.2 of the Agreement.

“Cure Amount” means the term set forth in Section 8.15 of the Agreement.

“Cure Period” means the term set forth in Section 8.15 of the Agreement.

“Cure Right” means the term set forth in Section 8.15 of the Agreement.

Definitions Schedule

5

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Debt” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (including, without limitation, with respect to overdrafts), (b) all obligations of such Person evidenced by bonds, debentures, notes, Disqualified Equity Interest or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements (other than operating leases) relating to property acquired by such Person, (d) all obligations of such Person upon which interest charges are customarily paid (excluding trade accounts payable incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the Ordinary Course of Business and repayable in accordance with customary trade practices), and any obligations with respect to earnouts and other similar contingent obligations incurred in connection with acquisitions or investments, (f) all Debt of others secured by any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all Guarantees by such Person of Debt of others (excluding credit support for suppliers or customers in the Ordinary Course of Business), (h) all Capital Lease Obligations of such Person, (i) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash), bankers’ acceptances or similar facilities and (j) all Off-Balance Sheet Liabilities. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner or joint venturer) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

“Default Rate” means, with respect to any Obligations and during any time that an Event of Default exists, a per annum rate equal to the sum of the Default Margin (as specified in Item 4 of the Terms Schedule), plus the interest rate that otherwise would be in effect at such time under the Loan Documents with respect to such Obligations in the absence of such Event of Default.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the payments of dividends or distributions which are mandatory or otherwise required at any time, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interest that would constitute Disqualified Equity Interest, in each case, on or prior to the date that is six (6) months after the Termination Date.

“Distribution” means, in respect of any entity, (i) any payment of dividends or other distributions on Equity Interests of the entity (except distributions in common Equity Interests), and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or an Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

“EBITDA” means, for any Measurement Period, the sum (without duplication) of (A) the Consolidated Net Income of the Borrower and its Subsidiaries plus (B) to the extent deducted from revenue in computing Consolidated Net Income for such period, the sum of (i) Cash Interest Expense, (ii) the provision for taxes based on income, including federal, state and local income taxes, (iii) depreciation and amortization expense, (iv) Pre-Opening Expenses, (v) one-time, non- recurring fees, charges and other expenses; provided that the aggregate amount added back pursuant to this subclause (v) shall not exceed 10% of EBITDA (calculated before giving effect to all addbacks and adjustments under this definition, including pursuant to this subclause (v)) for any such period for any such period, and (vi) to the extent not capitalized in accordance with GAAP, any fees, costs or other expenses in connection with a capital raise by the Borrower, whether pursuant to a public or private sale or issuance of Equity Interests of the Borrower or by a contribution of capital into the Borrower, minus (C) to the extent included in revenue in computing Consolidated Net Income for such period, one-time, non-recurring gains for such period.

Definitions Schedule

6

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Materials or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its respective Subsidiaries, directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interest” means the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Erroneous Payment” has the meaning set forth in Section 8.6(h)(i) of the Agreement.

“Erroneous Payment Notice” has the meaning set forth in Section 8.6(h)(ii) of the Agreement.

Definitions Schedule

7

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Event of Default” means any event or condition described in Section 7 of the Agreement.

“Event of Loss” means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property by any Governmental Authority, or confiscation of such property or the requisition of the use of such property by any Governmental Authority.

“Excess” has the meaning set forth in Section 1.5 of the Agreement. “Existing Indebtedness” means that Debt in favor of Live Oak Bank.

“Existing Real Estate Debt” means the Debt existing on the Closing Date and described in numbers 1 through and including 5 on Schedule 6.3 to the Agreement.

“FDA” means the United States Food and Drug Administration or its successor agency in the United States.

“Financial Covenants” has the meaning set forth in Section 8.16 of the Agreement.

“First Lien/Second Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably acceptable to the Agent in its reasonable discretion executed in connection with the incurrence of the Permitted Second Lien Debt.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries for accounting and tax purposes, consisting of thirteen (13) four (4)-week periods which ends closest to April 30th of each year.

“Fixed Assets” means property of the Obligors consisting of Equipment, Fixtures or real estate.

“Food Safety Laws” means, collectively, to the extent applicable to the Borrower and its Subsidiaries, (i) the Federal Food, Drug, and Cosmetic Act, as amended; the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Egg Products Inspection Act, the Organic Foods Production Act of 1990, the Food Safety Modernization Act, the Lanham Act, the Food Security Act, PASA and PACA, in each case, as amended; the Federal Trade Commission Act, as amended; and (ii) any other applicable federal, state and municipal, domestic and foreign law governing the import, export, procurement, holding, distribution, sale, manufacturing, processing, packing, packaging, safety, purity, taxation, labeling, and/or advertising of food (including state and local food codes) as amended and in effect from time to time or that are similar or analogous to any of the foregoing; and, in respect to all such laws, all rules, regulations, standards, guidelines, policies and orders administered by the FDA, USDA, FTC, and any other Governmental Authority.

“FTC” means the United States Federal Trade Commission or its successor agency in the United States.

Definitions Schedule

8

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granite Capital Lease Facility” means a furniture, fixtures and equipment loan provided by Granite Creek FlexCap II, L.P. (and/or its affiliates) in an aggregate amount equal to$11,500,000 primarily to fund the purchase by the Borrower of certain furniture, fixtures and equipment to be used in the next six (6) new Restaurants of the Borrower and its Subsidiaries.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit in the Ordinary Course of Business, (ii) joint and several liability imposed by Environmental Laws, or (iii) credit support to suppliers or customers provided in the Ordinary Course of Business.

“Guarantor” means each Person listed on Item 2 of the Terms Schedule as a Guarantor and any other Person who may guarantee payment or collection of any of the Obligations.

“Guaranty” means each guaranty now or hereafter executed by a Guarantor with respect to any of the Obligations.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indemnitees” means the Agent, each Lender and each of their respective officers, directors, agents (including legal counsel) and Affiliates.

“Insolvency Proceeding” means a bankruptcy, receivership, assignment for the benefit of creditors, debt adjustment, liquidation or any other insolvency case or proceeding under any applicable law.

Definitions Schedule

9

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Intellectual Property” means any and all patents, copyrights, trademarks and software, including without limitation all patent rights, and inventions and discoveries and invention disclosures (whether or not patented), trade names, trade dress, logos, packaging design, slogans, Internet domain names, registered and unregistered trademarks and service marks and related registrations and applications for registration, copyrights in both published and unpublished works, know-how, trade secrets, confidential or proprietary information, research in progress, algorithms, data, designs, processes, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and goodwill, franchises, licenses, permits, consents, approvals, and claims of infringement against third parties

“Interest Payment Date” has the meaning set forth in Section 1.2(a)(ii) of the Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Lender Expenses” means all of the following: (a) Taxes and insurance premiums required to be paid by the Obligors under the Loan Documents which are paid or advanced by the Agent or any Lender; (b) filing, recording, publication and search fees paid or incurred by the Agent or any Lender, including all recording taxes; and (c) the reasonable and documented out of pocket costs, fees (including reasonable attorneys’, paralegals’, auctioneers’, appraisers’ or other consultants fees) and expenses incurred by the Agent or any Lender (i) to inspect, copy, audit or examine or any of the Obligors’ Books or inspect, count or appraise any Collateral, (ii) to correct any default or enforce any provision of any of the Loan Documents, whether or not litigation is commenced, (iii) in gaining possession of, maintaining, handling, preserving, insuring, storing, shipping, preparing for sale, advertising for sale, selling or foreclosing a Lien upon any of the Collateral, whether or not a sale is consummated, (iv) in collecting the Accounts or recovering any of the Obligations, or (v) in structuring, drafting, reviewing or preparing any of the Loan Documents, or any amendment, modification or waiver of any of the Loan Documents or in defending the validity, priority or enforceability of Liens.

“Lien” means any interest in property (including for the avoidance of doubt securing an obligation owed to or a claim by a Person), whether such interest is based on common law, statute or contract.

“Lien Waiver” means the waiver or subordination of Liens reasonably satisfactory to the Agent from a lessor, mortgagee, warehouse operator, processor or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to any Obligor, by which such Person shall waive or subordinate its Liens and claims with respect to any Collateral in favor of Lender and shall assure Lender’s access to any Collateral for the purpose of allowing Agent to enforce its rights and Liens with respect thereto.

“Liquidity” means, on any date of determination, the total amount of unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries as of such date, to the extent deposited in or credited to deposit accounts and/or securities account, subject to Control Agreements for the benefit of the Agent, plus the aggregate amount which may be borrowed by the Borrower pursuant to the Permitted Working Capital Facility subject solely to the delivery of a notice and other administrative items.

Definitions Schedule

10

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Liquor License Subsidiary” means, individually or collectively, as applicable, each of (i) Pinstripes Hillsdale LLC, a California limited liability company and (ii) Pinstripes at Prairiefire, Inc., a Kansas corporation.

“Loan Account” has the meaning set forth in Section 1.6 of the Agreement.

“Loan Documents” means, collectively, the Agreement, each Note, the Security Documents, each Guaranty, the Closing Date Subordination Agreement, the First Lien/Second Lien Intercreditor Agreement (if any), any other subordination or intercreditor agreement applicable to any Debt permitted to be incurred under the Agreement, each agreement evidencing or relating to any, and any other instruments or agreements executed by an Obligor in connection with the Agreement or any of the Obligations.

“Material Adverse Effect” means the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has, or with the passage of time is reasonably likely to have, a material adverse effect upon the business, operations, properties, or financial condition of any Obligors taken as a whole; (ii) has or could be reasonably expected to have any material adverse effect upon the validity or enforceability of the Agreement or any of the other Loan Documents; (iii) has any material adverse effect upon the title to or value of any material part of the Collateral, the Liens of Lender with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of the Obligors taken as a whole to perform their obligations under any of the Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs or delays Lender’s ability to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents or applicable law.

“Material Contract” means all contracts, agreements or licenses, that the early termination, cancellation, loss, abandonment or other disposition of which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

“Measurement Period” means, at any date of determination, a period of four (4) consecutive, trailing fiscal quarters ending at the end of each prescribed fiscal quarter.

“Net Proceeds” means,

(a)            with respect to any disposition by any Obligor, including, without limitation, a disposition in any Insolvency Proceeding, the excess of (i) the sum of cash and cash equivalents received by such Person from such disposition, over (ii) the reasonable and customary out-of- pocket expenses incurred by such Obligor in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Obligor to third parties (other than Affiliates);

(b)            with respect to any Event of Loss, the excess of (i) the sum of cash received by such Person from such Event of Loss, over (ii) the reasonable and customary out-of-pocket expenses incurred by such Obligor in connection with such Event of Loss paid by any Obligor to third parties (other than Affiliates); and

Definitions Schedule

11

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(c)            with respect to any incurrence of Debt by any Obligor, the excess of the gross proceeds received by such Person from such incurrence of Debt (net of fees, commissions, reasonable costs and expenses, including, but not limited to, reasonable attorneys’ fees and other professional fees, if any, incurred in connection therewith but excluding any expenses paid to another Obligor or any Affiliate thereof).

“Notes” means each promissory note executed by the Borrower at a Lender’s request to evidence any of the Obligations.

“Notice of Borrowing” means a notice of a Term Borrowing substantially in the form of Exhibit A.

“Obligations” means all Debts, obligations, covenants, and duties now or at any time or times hereafter owing by the Obligors to the Agent and/or the Lenders of any kind and description, whether incurred pursuant to or evidenced by any of the Loan Documents or any other agreement and whether direct or indirect, absolute or contingent, due or to become due, or joint or several, including the principal of, interest on and Prepayment Premium in respect of the Term Loans, all fees, all obligations of the Obligors in connection with any indemnification of the Agent or any Lender, all obligations of the Obligors to reimburse the Agent or any Lender in connection with any letters of credit or bankers acceptances, and all Lender Expenses. Notwithstanding the foregoing, the Obligations shall not include the Warrants nor any obligations, covenants and duties thereunder.

“Obligors” means the Borrower, each Guarantor, and each other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of the Agent for the benefit of the Lenders a Lien upon any of such Person’s assets to secure payment of any of the Obligations.

“OFAC” has the meaning set forth in the definition of “Sanctions”.

“Off-Balance Sheet Liabilities” means, with respect to any Person, (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any so-called “synthetic lease” arrangement or transaction entered into by such Person, (c) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person., or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Ordinary Course of Business” means, with respect to any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

“Organizational Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

Definitions Schedule

12

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Outstanding Amount” means with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, as the case may be, occurring on such date.

“PACA” means the Perishable Agricultural Commodities Act of 1930 and all regulations promulgated thereunder.

“PASA” means the Packers and Stockyards Act of 1921 and all regulations promulgated thereunder.

“Perfection Certificate” means the Perfection Certificate dated as of the Closing Date and executed by each Obligor in favor of the Agent, as may be updated from time to time by the Obligors.

“Permitted Acquisition” means any Acquisition by an Obligor whether by purchase, merger or otherwise, of (i) substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person or (ii) no less than 100% of the capital stock, partnership interests, membership interests or equity of any Person, so long as:

(a)            the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and, if applicable, such Acquisition has been approved by such Person’s board of directors (or other appropriate governing body), and the line or lines of business of the Person to be acquired constitute Core Businesses (it being understood that Acquisitions of assets through sales under Article 9 of the UCC and pursuant to bankruptcy proceedings shall be permitted);

(b)            no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition;

(c)            after giving pro forma effect to such Acquisition (including the payment of cash and other property given as consideration, any Debt incurred, assumed or acquired by any Obligor in connection with such Acquisition, the maximum amount of all additional purchase price consideration in the form of earn-outs and other similar contingent obligations, and all fees expenses and transaction costs incurred in connection therewith), the Obligors shall be in compliance on a pro forma basis with the Financial Covenants recomputed for the most recently ended fiscal quarter for which information is available regarding the business being acquired;

(d)            the Borrower shall have furnished Agent and the Lenders with ten (10) Business Days’ (or such shorter period as may be agreed by Agent) prior written notice of such intended Acquisition and shall have furnished Agent with a current draft of the applicable acquisition documents (and final copies thereof as and when executed) and, (i) a due diligence package, which package shall consist of the following with regard to such Acquisition (to the extent made available in the context of such Acquisition and, if appropriate, subject to the entry into customary non-disclosure and non-reliance letters): (1) a pro forma balance sheet and pro forma financial projections (each, after giving effect to such Acquisition) for the Borrower and its Subsidiaries for the twelve (12) month period following such Acquisition (prepared on a monthly basis) and the subsequent two (2) Fiscal Years or through the remaining term of this Agreement; (2) appraisals (if existing); (3) historical financial statements of the Person to be (or whose assets are to be) acquired for the three (3) fiscal years prior to such Acquisition (or, if such Person has not been in existence for three (3) years, for each year such Person has existed); and (4) a description of the method of financing the Acquisition, including sources and uses, and (ii) to the extent a quality of earnings report is obtained by the Obligors in connection with such Acquisition, such quality of earnings report;

Definitions Schedule

13

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(e)          the Borrower shall have furnished to the Agent and the Lenders at least five (5) days prior to the date on which any such Acquisition is to be consummated (or such shorter time as the Agent may allow) a certificate of a Senior Officer of the Borrower, in form and substance reasonably satisfactory to the Agent, (i) certifying that all of the requirements for a Permitted Acquisition will be satisfied on or prior to the consummation of such Acquisition and (ii) a reasonably detailed calculation of item (d) above (and such certificate shall be updated as necessary to make it accurate in all material respects as of the date the Acquisition is consummated);

(f)            at or prior to the closing of any such proposed Permitted Acquisition, Agent will be granted a perfected first priority Lien (subject to Permitted Liens)) in substantially all assets acquired pursuant thereto or in the assets and Equity Interests of the Person being acquired, and the Obligors and such Person shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith (including the delivery of (A) certified copies of the resolutions of the board of directors (or comparable governing board) of the Borrower and its Subsidiaries and such Person authorizing such Permitted Acquisition and the granting of Liens described herein, (B) legal opinions, in form and substance reasonably acceptable to the Agent, with respect to the transactions described herein, and (C) evidence of insurance of the business to be acquired consistent with the requirements of Section 5.10 of the Agreement); provided that if any Lien on any Collateral (including the creation or perfection of any Lien) is not or cannot reasonably be created and/or perfected on the closing date of such Acquisition after the Borrower’s use of commercially reasonable efforts to do so, without undue burden or expense (other than (x) the pledge of certificated Equity Interests of any Subsidiary, (y) the grant and perfection of security interests in other assets pursuant to which a Lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code, and (z) the filing of intellectual property security agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable), then the creation and/or perfection of any such Lien on such Collateral shall not constitute a requirement to close such Permitted Acquisition and shall be required to be created and/or perfected within thirty (30) days (or such longer period as the Agent may agree) after the closing date of such Permitted Acquisition; and

(g)            the consideration for the proposed Permitted Acquisition shall consist of (or be financed with) (i) the sale or issuance of Equity Interests of the Borrower (and any net cash proceeds thereof, or any cash capital contribution in lieu thereof), (ii) any cash on hand available on the balance sheet of the Borrower and its Subsidiaries and/or (iii) any deferred purchase price obligations in the form of earn-outs, other contingent deferred purchase price obligations and seller debt (other than working capital or similar adjustments) to the extent permitted to be incurred pursuant to the Agreement.

Definitions Schedule

14

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Permitted Asset Disposition” means a sale, lease, license, consignment or other transfer or disposition of assets (real or personal, tangible or intangible, but excluding any Equity Interests of the Borrower or any of its Subsidiaries) of an Obligor, including a disposition of property of an Obligor in connection with a sale-leaseback transaction or synthetic lease, (a) in each case if such disposition is a transfer of property to the Borrower by another Obligor or (b) other sales, leases, licenses, consignments or other transfers or dispositions of assets (real or personal, tangible or intangible, but excluding any Equity Interests of the Borrower or any of its Subsidiaries), with a fair market value not to exceed $500,000 in any Fiscal Year; provided, that (i) no Event of Default has occurred and is continuing at the time of such disposition or would immediately result therefrom, (ii) at least 75% of the consideration in respect of such disposition is cash or Cash Equivalents and is paid at the time of closing of such disposition, (iii) the consideration in respect of such disposition is at least equal to the fair market value (as determined in good faith by the Borrower) of the assets being disposed, and (iv) all proceeds thereof are remitted to the Agent for application to the obligations in accordance with Section 1.2(a)(iv)(C) of the Agreement if required thereby.

“Permitted Capital Lease Debt” means, collectively, (i) Debt with respect to purchase money financing and Capital Lease Obligations incurred by the Borrower or any of its Subsidiaries in the Ordinary Course of Business in connection with the opening of a new Restaurant after the Closing Date; provided that in no event shall the aggregate principal amount of such Debt exceed $2,500,000 with respect to each such new Restaurant at any time and (ii) other Debt in the form of Capital Lease Obligations or purchase money financing for Fixed Assets incurred by the Borrower or any of its Subsidiaries in the Ordinary Course of Business in an aggregate principal amount not to exceed $5,000,000 at any time in the Fiscal Year ending March 31, 2024, which amount shall be increased by $2,500,000 in each subsequent Fiscal Year thereafter. In addition to the foregoing, the parties agree that the Granite Capital Lease Facility shall constitute Permitted Capital Lease Debt.

“Permitted Holders” means, collectively, Dale Schwartz and his spouse and descendants (whether natural or adopted), and any trust, limited partnership, limited liability company, corporation or other entity that is and remains majority owned or controlled, directly or indirectly, by him and/or his spouse and/or descendants or that is or remains for the majority benefit of him and/or his spouse and/or descendants and is controlled by him.

Definitions Schedule

15

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Permitted Lien” means any of the following: (i) Liens granted in favor of the Agent for the benefit of the Lenders; (ii) Liens for Taxes (excluding any Lien imposed pursuant to the provisions of ERISA) not yet due or being Properly Contested; (iii) statutory Liens (other than Liens for Taxes or Liens securing bonding or other surety arrangements) arising in the Ordinary Course of Business of the Borrower or any of its Subsidiaries, but only if and for so long as payment in respect of such Liens is not at the time required or the Debt secured by any such Liens is being Properly Contested and such Liens do not materially detract from the value of the property of the Borrower or such Subsidiary and do not materially impair the use thereof in the operation of the Borrower’s or such Subsidiary’s business; (iv) Liens arising from the rendition, entry or issuance against the Borrower or any other Obligor of any judgment which do not constitute an Event of Default; (v) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC, on payment items in the course of collections; (vi) Liens granted to the agent and/or lender pursuant to the Permitted Second Lien Debt Documents, subject to, and in accordance with, the First Lien/Second Lien Intercreditor Agreement in all respects; (vii) Liens securing Permitted Capital Lease Debt; provided that such Liens are confined to the property so acquired and secure only the Debt incurred to acquire such property; (viii) Liens securing Debt permitted by Section 6.3(f) of the Agreement subject to, and in accordance with, the applicable subordination agreement in all respects; (ix) statutory Liens of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen or materialmen and other Liens imposed by law incurred in the Ordinary Course of Business and that do not secure Debt for borrowed money, which, if they secure obligations that are (i) due and remain unpaid for more than 60 days and (ii) in excess of $100,000 individually, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to any such Lien; (x) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, binds, leases, trade contracts, performance and return-of-money bonds and other similar obligations (in each case exclusive of obligations for the payment of Debt); (xi) Liens consisting of the interest of the lessee under any lease or sublease, or licensee under a license or sublicense granted by the Borrower or any of its Subsidiaries to another Person; (xii) Liens arising from precautionary UCC filings in respect of operating leases entered into in the Ordinary Course of Business; (xiii) deposits made in the Ordinary Course of Business to secure liability to insurance carriers and Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereon and Liens in the Ordinary Course of Business securing liability for premiums or reimbursement or indemnification obligations of insurance carriers; and (xiv) such other Liens as may be consented to in writing by the Agent in its sole discretion.

“Permitted Second Lien Debt” means secured Debt incurred by the Borrower and/or any other Obligor that that satisfies all of the following conditions, as determined by the Agent in its sole discretion:

(a)	the aggregate principal amount of such Debt shall not exceed $15,000,000;

(b)	the effective interest rate (including fees and original issue discount) applicable to such Debt shall not exceed 15% per annum;

(c)            such Debt is secured by all or a portion of the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral;

(d)	such Debt (and the Liens securing the same) shall be subject to a First Lien/Second Lien Intercreditor Agreement;

(e)            the security agreements relating to such Debt are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Agent);

(f)	the holders of such Debt (or their representative) shall have become party to the First Lien/Second Lien Intercreditor Agreement;

Definitions Schedule

16

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(g)	the scheduled maturity date of such Debt shall be at least at least ninety-one (91) days after the Stated Maturity Date;

(h)            such Debt shall not have any scheduled principal payments or be subject to any mandatory prepayment, redemption or repurchase (other than customary change of control provisions) due prior to the date that is ninety-one (91) days after the Stated Maturity Date;

(i)	no Default or Event of Default has occurred and is continuing or would immediately thereafter result from the incurrence of such Debt;

(j)	such Debt shall not be subject to any guarantee by any Person other than an Obligor;and

(k)            the covenants and events of default contained in the Permitted Second Lien Debt Documents shall not, taken as a whole, be more onerous in any material respect than those contained in the corresponding provisions in the Agreement.

“Permitted Second Lien Debt Documents” means the definitive documents governing the Permitted Second Lien Debt.

“Permitted Working Capital Facility” means a working capital facility in the aggregate principal amount not exceeding $5,000,000 that is either unsecured or secured by a Lien on assets of the Borrower and its Subsidiaries on a basis junior to the Liens of the Agent, subject to a junior lien intercreditor agreement satisfactory to the Agent in its sole discretion.

“Person” means an individual, general partnership, limited partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority, department, or other subdivision thereof.

“Plan” means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (i) maintained by any Obligor for employees, or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which an Obligor is then making or accruing an obligation to make contributions or has within the preceding five (5) years made or accrued such contributions.

“Pre-Opening Expenses” means all cash expenses incurred in preparation of a Restaurant opening, to the extent not capitalized and amortized in accordance with GAAP, including, without limitation, the cost of feasibility studies, staff training, recruiting, travel costs for employees engaged in such start-up activities, advertising and rent accrued prior to opening, in an amount not to exceed $750,000 per Restaurant.

“Prepayment Period” means each six (6) month period ending on March 15 or September 15 of each Fiscal Year, commencing with the six (6) month period ending March 15, 2024.

Definitions Schedule

17

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Prepayment Premium” means, in connection with any prepayment of the Obligations (except for any scheduled payment pursuant to Section 1.2(a)(i) of the Agreement), beginning with any such prepayment or repayment on or prior to the first Interest Payment Date occurring after the Closing Date, an amount equal to 30.00% of the portion of the Obligations being prepaid or repaid in connection with such prepayment or repayment, with such percentage decreasing by 1.25% for each subsequent Interest Payment Date that occurs after the first Interest Payment Date after the Closing Date (such that, for the avoidance of doubt, the Prepayment Premium shall reduce to 0.00% on the second anniversary of the Closing Date (the “Prepayment Premium End Date”)).

“Prepayment Premium End Date” is defined in the definition of “Prepayment Premium.”

“Properly Contested” means, in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Debt will not have a Material Adverse Effect; (iv) no Lien is imposed upon any of such Obligor’s assets with respect to such Debt unless such Lien is at all times subordinate in priority to the Liens of the Agent for the benefit of the Lenders (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, the enforcement of such judgment is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

“Recall” has the meaning set forth in Section 4.19 of the Agreement

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, general partners, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Restaurant” means any restaurant owned or leased by the Borrower or any of its Subsidiaries.

“Sale-Leaseback Transaction” means any arrangements with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region which is itself the subject or target of any Sanctions.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, the Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant Governmental Authority.

Definitions Schedule

18

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons;” (c) operating, organized or resident in a Sanctioned Jurisdiction; or (d) owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(c).

“Security Agreement” means the Pledge and Security Agreement between the Obligors and the Agent dated or to be dated on or about the date hereof.

“Security Documents” means each instrument, mortgage or agreement at any time securing or assuring payment of any of the Obligations, including, but not limited to, the Security Agreement, each Guaranty, any Lien Waiver and any Control Agreements.

“Senior Officer” means, with respect to any Person, on any date, any person occupying any of the following positions of such Person on such date: the chair of the board of directors, president, chief executive officer, chief financial officer, chief accounting officer, treasurer, managing member or managing partner.

“Solvent” means, as to any Person: (a) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) such Person will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Closing Date; and (e) the Borrower and its Subsidiaries are “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.

“Stated Maturity Date” means June 7, 2027.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means, with respect to any Obligor, any direct or indirect subsidiary thereof.

“Supplemental Collateral Agent” means the term set forth in Section 8.6(c) of the Agreement.

Definitions Schedule

19

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of the Agent or the Lenders, taxes imposed on or measured by the net income or overall gross receipts of the Agent or the Lenders.

“Term Borrowing” means a Tranche 1 Term Borrowing and/or a Tranche 2 Term Borrowing, as applicable.

“Term Loans” means, collectively, the Tranche 1 Term Loans and the Tranche 2 Term Loans made to the Borrower pursuant to Section 1.1(a) of the Agreement.

“Termination Date” means the earlier to occur of (i) the Stated Maturity Date and (ii) the date on which all Loans shall become due and payable in full, whether by acceleration or otherwise, in accordance with the terms of the Agreement.

“Terms Schedule” means the Terms Schedule annexed to the Agreement.

“Total Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, (a) the total of (i) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all purchase money Debt and all Capital Lease Obligations, (iii) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments solely to the extent not reimbursed within five (5 Business Days of when such obligations become due and payable, (iv) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business), and (v) without duplication, all Guarantees with respect to outstanding Debt of the types specified in clauses (i) through (iv) above of Persons other than the Borrower or any of its Subsidiaries.

“Total Net Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, (a) Total Debt of the Borrower and its Subsidiaries (excluding the Permitted Capital Lease Debt and the aggregate amount of the Existing Real Estate Debt outstanding as of the Closing Date) as of such date of determination, less (b) unrestricted cash and Cash Equivalents on the balance sheet of the Borrower and its Subsidiaries, to the extent deposited in or credited to deposit accounts and/or securities account, subject to Control Agreements for the benefit of the Agent.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of Total Net Debt of the Borrower and its Subsidiaries at such date, to EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period.

“Total Outstandings” means, without duplication, the aggregate Outstanding Amount of all Term Loans at such time.

Definitions Schedule

20

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Tranche 1 Term Borrowing” means a borrowing consisting of Tranche 1 Term Loans made by each of the Tranche 1 Term Lenders pursuant to Section 1.1(a) of the Agreement.

“Tranche 1 Term Lender” means each Lender that has a Tranche 1 Term Loan Commitment or, following termination of the Tranche 1 Term Loan Commitments, has Tranche 1 Term Loans outstanding.

“Tranche 1 Term Loan” means a Term Loan made to the Borrower on the Closing Date pursuant to Section 1.1(a)(i) of the Agreement.

“Tranche 1 Term Loan Commitment” means, as to each Tranche 1 Term Lender, its obligation to make Tranche 1 Term Loans to the Borrower on the Closing Date pursuant to Section 1.1(a)(i) of the Agreement in an aggregate original principal amount equal to the amount set forth opposite such Tranche 1 Term Lender’s name on Schedule 1.1 hereto. On the Closing Date, the aggregate amount of Tranche 1 Term Loan Commitments is $22,500,000.

“Tranche 2 Term Borrowing” means a borrowing consisting of Tranche 2 Term Loans made by each of the Tranche 2 Term Lenders pursuant to Section 1.1(a)(ii) of the Agreement.

“Tranche 2 Term Lender” means each Lender that has a Tranche 2 Term Loan Commitment or, following termination of the Tranche 2 Term Loan Commitments, has Tranche 2 Term Loans outstanding.

“Tranche 2 Term Loan” means a Term Loan made to the Borrower pursuant to Section 1.1(a)(ii) of the Agreement.

“Tranche 2 Term Loan Availability Period” means the period commencing on the Closing Date and ending on the Tranche 2 Term Loan Commitment Termination Date.

“Tranche 2 Term Loan Commitment” means, as to each Tranche 2 Term Lender, its obligation to make Tranche 2 Term Loans to the Borrower pursuant to Section 1.1(a)(ii) of the Agreement in an aggregate original principal amount equal to the amount allocated to such Tranche 2 Term Lender. On the Closing Date, the aggregate amount of Tranche 2 Term Loan Commitments is $12,500,000.

“Tranche 2 Term Loan Commitment Termination Date” means the earlier to occur of (i) September 7, 2024 and (ii) the date on which the Obligations shall become due and payable in full, whether by acceleration or otherwise, in accordance with the terms of the Agreement.

“TTB” means the United States Alcohol and Tobacco Tax and Trade Bureau or its successor agency in the United States.

“UCC” means the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

Definitions Schedule

21

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“USDA” means the United States Department of Agriculture or its successor agency in the United States.

“Warrant” means, collectively, (i) the Warrant to Purchase Common Stock, dated as of the Closing Date, executed by the Borrower in favor of Silverview Special Situations Lending Corporate Warrants LP, and (ii) the Warrant to Purchase Common Stock, dated as of the Closing Date, executed by the Borrower in favor of Spearhead Insurance Solutions IDF, LLC – Series SCL, in each case as amended, modified, supplemented, extended or restated from time to time.

All other capitalized terms contained in the Agreement and not otherwise defined therein shall have, when the context so indicates, the meanings provided for by the UCC. Without limiting the generality of the foregoing, the following terms shall have the meaning ascribed to them in the UCC: Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixtures, Goods, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Payment Intangible, Security, Securities Account, and Software.

[Signatures commence on following page.]

Definitions Schedule

22

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

The undersigned have executed this Definitions Schedule on the _7th_ day of March, 2023.

BORROWER:

PINSTRIPES, INC.

By:	/s/ Dale Schwartz
Name: Dale Schwartz
Title: Chief Executive Officer

Definitions Schedule

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:	/s/ Vaibhav Kumar
Name: Vaibhav Kumar
Title: Partner

LENDERS:

SILVERVIEW SPECIAL SITUATIONS LENDING LP

By:	/s/ Vaibhav Kumar
Name: Vaibhav Kumar
Title: Partner

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC – SERIES SCL

By:
Name:
Title:

Definitions Schedule

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AGENT:

SILVERVIEW CREDIT PARTNERS LP

By:
Name:
Title:

LENDERS:

SILVERVIEW SPECIAL SITUATIONS LENDING LP

By:
Name:
Title:

SPEARHEAD INSURANCE SOLUTIONS IDF, LLC – SERIES SCL

By:	Spearhead IDF Partners, LLC
It’s:	Manager

/s/ Ken Foley
Name:	Ken Foley
Title:	Managing Member

Definitions Schedule

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Schedule 1.1

Commitments

Tranche 1 Term Loan

[***]

Tranche 2 Term Loans

[***]

25

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SCHEDULE 6.3

Existing Debt/Liens

[***]

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SCHEDULE 6.8

Restrictive Agreements

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Exhibit A

[FORM OF] NOTICE OF BORROWING

Date: [                  ], 202[__]

To: Silverview Credit Partners LP, as Agent Ladies and Gentlemen:

Reference is made to that certain Loan Agreement, dated as of March 7, 2023 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among Pinstripes, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Silverview Credit Partners LP, as Agent for the Lenders.

The Borrower requests:

A Borrowing of a Tranche 2 Term Loan:

1.	On ____________________ (a Business Day)[1] (the “Funding Date”).

2.	In the amount of $______________.[2]

3.	Please remit funds to: [INSERT ACCOUNT DETAILS / in accordance with letter of direction to be delivered by the Borrower to the Agent3].

In connection with any Borrowing requested hereunder, the Borrower hereby represents and warrants that all applicable conditions specified in clause (i) through (iv) in Section 3.1(b) of the Loan Agreement have been or will be satisfied on and as of Funding Date.

PINSTRIPES, INC.

By
Name
Title

1 Each Tranche 2 Term Borrowing must be received no later than 3:00 p.m. at least twenty (20) Business Days in advance of the requested borrowing.

2 Each Tranche 2 Term Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than an aggregate amount of $1,000,000.

3 To be included for any Tranche 2 Term Borrowing in which the proceeds will be sent directly to a third party.

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Exhibit B

Closing Documents Checklist

Pinstripes, Inc.

Loan Agreement

Closing Date: March 7, 2023

Capitalized terms used herein and otherwise not defined have the meanings ascribed to them in the Loan Agreement dated as of the Closing Date

Parties
A&B	=	Alston & Bird LLP, as counsel to Agent and the Lenders
Agent	=	Silverview Credit Partners LP
Borrower	=	Pinstripes, Inc.
Guarantors	=

Pinstripes Hillsdale LLC, a California limited liability company (“Hillsdale”)

Pinstripes at Prairiefire, Inc., a Kansas corporation (“Prairiefire”)

Pinstripes Illinois, LLC, an Illinois limited liability company (“Illinois”)

Katten	=	Katten Muchin Rosenman LLP
Lenders	=	Silverview Special Situations Lending LP and Spearhead Insurance Solutions IDF, LLC – Series SCL (“Spearhead”) and the other Lenders party thereto from time to time

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Item No.	Document	Responsible Parties	Executing Parties	Comments/ Status
Loan Documentation
1.	Loan Agreement	A&B	Borrower Agent Lenders
(a)	Terms Schedule	A&B	Borrower Agent Lenders
(b)	Definitions Schedule	A&B	Borrower Agent Lenders
(c)	Schedule 1.1 (Commitments)	A&B/Agent
(d)	Schedule 6.3 (Deb/Lienst)	Borrower
(e)	Exhibit A – Form of Borrowing Notice	A&B
2.	Guaranty Agreement	A&B	Guarantors Agent
3.	Intercreditor Agreement	Katten	Agent Borrower Edward Don
U.S. Collateral & Lien Documentation
4.	Pledge and Security Agreement	A&B	Borrower Guarantors Agent	A
(a)	Exhibits to Pledge and Security Agreement	Borrower/Katten
5.	Trademark Security Agreement	AB	Borrower Agent
6.	Perfection Certificate	Katten	Borrower Guarantors
7.	UCC-1 Financing Statements	A&B
8.	UCC, Tax Lien, Judgment and Bankruptcy Lien Searches (Borrowers)	A&B
9.	Intellectual Property Searches	A&B

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Certificates and Opinions
10.	Organizational Chart	Katten
11.

Secretary’s Certificate (with attachments)

(a)        Certificate or Articles of Incorporation / Certificate of Organization or Formation

(b)       Bylaws / Operating Agreements

(c)       Resolutions

(d)       Good Standing Certificates

(e)       Incumbency

		Katten	Borrower Guarantors	See Appendix A
12.	Closing Certificate	A&B	Officer of Borrower
13.	Solvency Certificate	A&B	Officer of Borrower
14.	Borrowing Request and Payment Direction Letter	A&B	Borrower
(a)	Flow of Funds Memorandum	Agent/Borrower
15.	Opinion of Counsel (Katten)	Katten	Katten
16.	Bring-down Good Standing Certificates	Katten
Miscellaneous Items
17.	Warrant (Silverview)	Katten/A&B	Borrower Silverview
18.	Warrant (Spearhead)	Katten/A&B	Borrower Spearhead
19.	Payoff Letters (Live Oak)	Katten
20.	Insurance Certificates	Borrower
21.	Satisfactory completion of due diligence	Agent / A&B
22.	Consents and Approvals	Borrower Guarantors
23.	Financial Statements and Projections	Borrower
24.	KYC/Patriot Act Information	Borrower
25.	Payment of Fees	Borrowers
Post-Closing Obligations
26.	DACAs

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27.	Insurance Endorsements
28.	UCC-3 Termination Statements (Live Oak)
29.	UCC-3 Termination Statement (Sysco)
30.	UCC-3 Termination Statement (American Express)
31.	UCC-3 Amendment (Edward Don)
32.	Stock Certificate/Stock Power (Prairiefire)
33.	Amended and Restated Operating Agreements (Hillsdale and Illinois)
34.	Certified Charter (Hillsdale)
35.	IP Release (CIBC)

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APPENDIX A

SECRETARY CERTIFICATES AND ATTACHMENTS

Borrower	Jurisdiction of Organization	Secretary’s Certificate/ Incumbency	Certified Charter	Bylaws/ Operating Agreement (or equivalent)	Resolutions/ Consents	Good Standings
Pinstripes,Inc.	DE
Pinstripes Hillsdale LLC	CA
Pinstripes at Prairiefire,Inc.	KS
Pinstripes Illinois, LLC	IL